Exhibit 10.34

OFFICE LEASE AGREEMENT
by and between
EXPONENT REALTY, LLC
a Delaware limited liability company
(“Landlord”)
and
Corcept Therapeutics Incorporated,
a Delaware corporation

(“Tenant”)
For approximately
20,831
rentable square feet
at 149 Commonwealth Drive, Menlo Park, California
(“Premises”)

i

J.	Entire Agreement	44
K.	Authority	44
L.	Exhibits	44
M.	Receptionist	44
N.	Counterparts	44

EXHIBIT A	PREMISES
EXHIBIT B	PROPERTY
EXHIBIT C	TENANT IMPROVEMENTS WORK LETTER
EXHIBIT C‑l	APPROVED PLANS AND SPECIFICATIONS
EXHIBIT D	COMMENCEMENT DATE MEMORANDUM
EXHIBIT E	RULES AND REGULATIONS
EXHIBIT F	BUILDING SERVICES

OFFICE LEASE AGREEMENT
INFORMATION SHEET
(“INFORMATION SHEET”)

A.	PARTIES
	1.	Landlord:		EXPONENT REALTY, LLC, a Delaware limited liability company
	2.	Tenant:		Corcept Therapeutics Incorporated, a Delaware corporation
B.	EFFECTIVE DATE			April 1, 2016
C.	BASIC LEASE PROVISIONS
	1.	Premises:
		a.	Address:	149 Commonwealth Drive, Suite 1170, 2020, 2044, 2055, 2069 and rooms 1186 and 1188 Menlo Park, California 94025
		b.	Floors:	1st and 2nd Floor
		c.	Total Building rentable area 153,736 square feet (approx.):	153,736 square feet
	2.	Rentable Area and Load Factor:
		a.	Rentable Area (approx.)	20,831 rentable square feet
		b.	Load Factor (approx.)	15%
	3.	Term:		Thirty-Six (36) months commencing on the Commencement Date and ending on March 31, 2019 (“Expiration Date”), as such term maybe extended or sooner terminated as provided in this Lease
	4.	Commencement Date:		April 1, 2016
	5.	Tenant’s Building Percentage:		Thirteen and one-half percent (13.5%)
	6.	Base Rent:		For the original Term, the per month full service rental shown on the following chart:
20,831 RENTABLE SQUARE FEET
Period			Base Rent per RSF per year	Monthly Amount	Periodic Amount
04/01/2016 to 12/31/2016			$38.40	$66,659.20	$599,932.80
01/01/2017 to 12/31/2017			$45.00	$78,116.25	$937,395.00
01/01/2018 to 03/31/2019			$53.52	$92,906.26	$1,393,593.90

	7.	Security Deposit:		$14,428.00 Which is currently on deposit with landlord
	8.	Base Year:		2016 for Operating Expenses (July 1, 2015, June 30, 2016 fiscal year for Real Property Taxes)
	9.	Adjustments to monthly Base Rent during any Extension Term:		3% escalation per annum above the monthly Base Rent in effect during the month immediately preceding the applicable Adjustment Date (as defined in Paragraph 5.C.(vi)).
	10.	Broker(s):		None
	11.	Address for Notices:

Landlord:	Exponent Realty, LLC 149 Commonwealth Drive Menlo Park, California 94025 Attn: Director of Corporate Facilities

Tenant:	Corcept Therapeutics, Inc. Suite 1170 149 Commonwealth Drive Menlo Park, CA 94025Attn: Mark Strem

OFFICE LEASE AGREEMENT
1.Parties. THIS OFFICE LEASE AGREEMENT (“Lease”), effective as of the date (“Effective Date”) set forth in Section B of the Office Lease Agreement Information Sheet (“Information Sheet”), is entered into by and between Exponent Realty, LLC, a Delaware limited liability company (“Landlord”), and the entity set forth in section A.2. of the Information Sheet (“Tenant”).
2.    Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, a portion of the Building, as more particularly shown on EXHIBIT A (“Premises”), and located at the address, as designated in section C.1. of the Information Sheet, together with a right in common to the Outside Area, as defined in Paragraph 3.L., of the Property, as defined in Paragraph 3.O. Tenant’s right to use the Outside Area shall be a right in common with other tenants of the Property and is subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area. The currently existing such rules and regulations as of the Effective Date are set forth on EXHIBIT E.
(i)    Room 1186 and 1188
In the event Suite 1197 is leased to another tenant or is utilized by Exponent, rooms 1186 and 1188, located on the first floor of the premises, are required by the tenant to be a part of their lease, Landlord may recapture rooms 1186 and 1188 by the Landlord with 60 days’ written notice to the Tenant. In the event Landlord recaptures this space, an amendment will be made to the Lease prior to the recapture date, adjusting the monthly rent and total square footage by 235 rentable square feet.
3.    Definitions. The following initially capitalized terms shall have the following meanings when used in this Lease:
A.    Access Control. The following services: (i) greeting and signing in of visitors to the Building; (ii) providing directions to visitors of the Building; (iii) providing the services described in Paragraph 46.B. of this Lease; and (iv) providing access control badges to regulate access to the Building, the Premises and such other amenities and services as Landlord may designate from time to time.
B.    Alterations. Any alterations, additions or improvements made in, on or about the Building or the Premises after the Commencement Date, including lighting, heating, ventilating, air conditioning, mechanical, electrical, plumbing, telecommunication cabling, partitioning, drapery and carpentry installations.
C.    Building. That certain building on the Property, commonly known as 149 Commonwealth Drive, Menlo Park, California 94025, containing an aggregate rentable area in the approximate amount set forth in section C.l.c. of the Information Sheet.

D.    CC&Rs. The declaration of covenants, conditions, restrictions and easements contained in that certain Grant Deed dated May 12, 1965 established by David D. Bohannon and Ophelia E. Bohannon and recorded on May 14, 1965 in Book 4953 at Page 326 et. seq., of the Official Records of San Mateo County, California, as they may be amended from time to time. Tenant hereby acknowledges that it has received and read a copy of the present CC&Rs.
E.    City. The City of Menlo Park, in the County, in the State of California.
F.    Commencement Date. The Commencement Date of this Lease shall be the first day of the Lease Term determined in accordance with Paragraph 4.B.
G.    County. The County of San Mateo, in the State of California.
H.    HVAC. Heating, ventilating and air conditioning.
I.    Interest Rate. Interest Rate shall have the meaning set forth in Paragraph 44.
J.    Landlord’s Agents. Landlord’s authorized agents, together with any partners and any subsidiary, parent, and affiliate corporations, partnerships, limited liability partnerships or limited liability companies of Landlord, and any directors, officers, shareholders, members, managers, partners and employees of Landlord or of any such agents, partners, or subsidiary, parent or affiliate corporations, partnerships, limited liability partnerships or limited liability companies.
K.    Monthly Rent. The rent payable pursuant to Paragraph 5.A., as adjusted from time to time pursuant to the terms of this Lease. Such amount includes monthly Base Rent (as defined in section C.6 of the Information Sheet) and the Monthly Operating Expense Reimbursement, as provided in such Paragraph 5.A(ii).
L.    Outside Area. All areas and facilities within the Property, but outside the Building, provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of the Building, including the parking areas, access and perimeter roads, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities, and the exterior walls and windows of the Building, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area. The current rules and regulations are set forth on EXHIBIT E.
M.    Permitted Transferees. Such term has the meaning given to it in Section 27(i).
N.    Project. The Property, Building (including the Premises), and Outside Area.

O.    Property. That certain real property, described in EXHIBIT B, upon which is located the Building.
P.    Real Property Taxes. Any form of assessment, license, fee, rent tax, levy, interest or penalty (unless a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the value or area of the Project or any part thereof (or any improvements now or hereafter made to the Project or any portion thereof by Landlord, Tenant or other tenants) or the rent and other amounts payable hereunder by Tenant or by other tenants, including any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other amounts due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Project or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Project whether or not now customary or within the contemplation of the parties; (v) assessed for the purpose of constructing or maintaining or reimbursing the cost of construction of any streets, utilities or other public improvements; (vi) surcharged against the parking area; or (vii) levied upon any personal property of Landlord, Tenant or other tenants located on or used exclusively in connection with the operation of the Project. Notwithstanding anything to the contrary contained in this Lease, Real Property Taxes shall not include any of the following tax or assessment expenses: (a) gift taxes of Landlord or any federal, state or local income, sales or transfer tax, (b) penalties and interest, other than those attributable to Tenant’s failure to comply timely with its obligations pursuant to this Lease, (c) increases in Real Property Taxes (whether increases result from increased rate, valuation, or both) attributable to additional improvements to the Premises unless constructed for Tenant’s primary benefit or for the common benefit of Tenant and other tenants in the Project, and (d) any Real Property Taxes in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term.
Q.     Rent. Monthly Rent plus any other amounts payable by Tenant under this Lease, all other such amounts being additional rent hereunder for all purposes.
R.    Sublet. Any assignment or transfer of any estate or interest in this Lease; any subletting or parting with or sharing of the occupation, control, or possession of the Premises, or of any part thereof or any right or privilege appurtenant thereto; allowing anyone to conduct business at or from the Premises (whether as concessionaire, franchisee, licensee, permittee, subtenant or otherwise); if Tenant is a corporation, any transfer of the effective voting control of Tenant; if Tenant is a partnership or limited liability company, any transfer of forty percent (40%) or more, in the aggregate, of the interests in either capital or profits of Tenant; any other transfer by voluntary or involuntary act or by operation of law (including by merger or consolidation); or any attempt to do any of the foregoing.

S.    Subrent. Any consideration of any kind received, or to be received, by Tenant from a subtenant if such amounts are related to Tenant’s interest in this Lease or in the Premises, including bonus money and payments (in excess of fair market value) for Tenant’s assets including its trade fixtures, equipment and other personal property, goodwill, general intangibles, and any capital stock or other equity ownership of Tenant or for any services provided by Tenant.
T.    Subtenant. The person or entity with whom a Sublet agreement is proposed to be or is made.
U.    Tenant Improvements. Those certain improvements to the Premises to be constructed by Landlord pursuant to EXHIBIT C.
V.    Tenant’s Agents. Tenant’s agents, employees, officers, directors, members, partners, contractors, representatives, invitees and licensees.
W.    Tenant’s Building Percentage. The percentage determined, at any point in time, by dividing the approximate rentable square footage of the Premises by the approximate total rentable square footage of the Building. Tenant’s Building Percentage is currently agreed to be the percentage set forth in section C.5. of the Information Sheet.
X.    Tenant’s Personal Property. Tenant’s trade fixtures, furniture, equipment and other personal property in the Premises.
Y.    Term. The term of this Lease set forth in Paragraph 4.A., as it maybe sooner terminated under the terms hereof or as it may be extended hereunder pursuant to any options to extend granted herein or by any written amendments to or extensions of this Lease.
4.    Lease Term.
A.    Term. The Term shall be the period set forth in section C.3. of the Information Sheet, commencing on the Commencement Date, as defined below, and ending 5:00 p.m. on the last day of such period, unless the Term is extended or sooner terminated, as hereinafter provided.
B.    Commencement Date. Commencement Date shall be defined to mean the earliest to occur of the following:
(i)    the date Tenant commences occupancy of any portion of the Premises for the conduct of its business; or
(ii)    the Estimated Commencement Date specified in section C.4. of the Information Sheet.

If for any reason Landlord cannot deliver possession of the Premises to tenant by the Estimated Commencement Date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, but in such case, Tenant shall not be obligated to pay any Monthly Rent hereunder, subject to the provisions contained in Paragraph 4.D., until the date that Landlord delivers possession of the Premises to Tenant, subject to adjustment for Unavoidable Delays, as defined in EXHIBIT C (which date, as so adjusted, if applicable, shall then be deemed the Commencement Date, but with the Expiration Date to remain unchanged). No such delay in the Commencement Date shall alter the validity of this Lease or the obligations of Tenant hereunder.
C.    Commencement Date Memorandum. When the actual Commencement Date is determined, the parties shall execute a “Commencement Date Memorandum”, in the form attached hereto as EXHIBIT D, setting forth the Commencement Date and Expiration Date.
D.    Early Entry. Landlord shall permit Tenant to enter upon the Premises from and after the date of full execution of this Lease for the purpose of installing its furniture, fixtures and telephone, internet and data communications cabling and wiring, excluding the conduct of its business, provided that Tenant undertakes such entry in a manner that does not materially interfere with Landlord’s construction of the Tenant Improvements. Such early entry shall be at Tenant’s sole risk and subject to all the terms and provisions hereof, except for the payment of Monthly Rent, which shall commence on the date set forth in Paragraph 4.B. Landlord shall have the right to impose such additional reasonable conditions on Tenant’s early entry as Landlord reasonably shall deem appropriate, and shall further have the right to require that Tenant execute an early entry agreement in form reasonably satisfactory to Tenant containing such conditions prior to Tenant’s early entry.
E.    Option To Extend.
(i)    Conditions to Exercise of Option. Provided that Tenant is not in Default under this Lease at the time of exercise of the option to extend or at the commencement of the extension term, Tenant shall have the right to extend the Term of this Lease for an additional period of three years (“Extension Term”) commencing upon April 1, 2019.
(ii)    Notice of Exercise. If Tenant elects to extend this Lease for the Extension Term, Tenant shall deliver written notice (“Exercise Notice”) of its exercise to Landlord not earlier than 270 days prior to the Expiration Date of the initial Term of this Lease and not less than 180 days prior to the Expiration Date of the initial Term of this Lease. Tenant’s failure to deliver the Exercise Notice in a timely manner shall be deemed a waiver of Tenant’s right to extend the Term of this Lease.
(iii)    Terms of the Extension Term. The delivery of an Exercise Notice shall constitute an irrevocable election by Tenant to extend the Term of the Lease upon the terms, covenants and conditions set forth herein. The terms, covenants and conditions applicable to the

Extension Term shall be the same terms, covenants and conditions of this Lease except that (i) Tenant shall not be entitled to any further option to extend after the Extension Term; (ii) the Monthly Base Rent for the Extension Term shall continue to be adjusted throughout the Extension Term as provided in Paragraph 5.C.; and (iii) no provisions relating to the initial delivery of the Premises to Tenant shall be applicable to the Extension Term.
(iv)    Extension Option Personal to Original Tenant. The option to extend granted to Tenant pursuant to this Paragraph 4.E. shall not be assignable to any successor or assign of Tenant except for a Permitted Transferee, and shall terminate at the option of Landlord, if, at any time during the initial Term of this Lease, Tenant has subleased all or any portion of the Premises to any other party except for a Permitted Transferee.
5.    Rent.
A.    Monthly Rent. On or before the first day of each calendar month following the Commencement Date, without prior notice or demand, deduction or offset, Tenant shall pay Monthly Rent to Landlord, in lawful money of the United States at the Office of the Landlord specified in section C.11. of the Information Sheet, or to such other place or person as Landlord may designate in the manner set forth in Paragraph 31. Monthly Rent shall consist of the sum of the following:
(i)    Base Rent. Base Rent in the amount specified in section C.6. of the Information Sheet; and
(ii)    Monthly Operating Expense Reimbursement. The Monthly Operating Expense Reimbursement (“Monthly Operating Expense Reimbursement”) shall equal to one-twelfth (1/12) of Tenant’s Building Percentage of the amount by which Landlord’s estimate of the Operating Expenses for the relevant calendar year of the Term exceeds the Base Year Operating Expenses, as such terms are defined in Paragraph 15.
B.    Prorations. If the Commencement Date is not the first (1st) day of a month, or if the termination date of the Term is not the last day of a month, a prorated monthly installment based on a thirty (30)-day month shall be paid for the fractional month during which this Lease commences or terminates.
C.    Determination of Monthly Base Rent During Extension Term.
(i)    Extension Term Initial Monthly Base Rent. The monthly Base Rent during the first year of the Extension Term shall be equal to the greater of (i) Ninety Five Percent (95%) of the “Fair Market Rental Value” of the Premises for the first year of the Extension Term as of the first day of the Extension Term determined as provided herein or (ii) the monthly Base Rent for the last month of the initial Term of the Lease, as adjusted as provided in Paragraph 5.C. of this Lease and section C.9. of the Information Sheet (as so determined pursuant to clause (i) or (ii) above, the “Extension Term Initial Monthly Base Rent”).
(ii)    Fair Market Rental Value. Fair Market Rental Value as used herein shall mean: 100% of the monthly base rent and other amounts new or renewal tenants (who do not have any below market renewal rights) are then generally agreeing to pay under leases then being executed or renewed for comparable, improved office space in the Highway 101/Menlo Park submarket for office space. In determining the fair market monthly base rental value of the Premises during the Extension Term, consideration shall be given to all relevant factors, including such factors as credit‑worthiness of the tenant, the duration of the term, any rental or other concessions granted, whether a broker’s commission or finder’s fee will be paid, responsibility for Operating Expenses, the uses of the Premises permitted under this Lease and the quality, condition, size, density, design and location of the Premises. Notwithstanding anything to the contrary contained in this Lease, the base year for the Extension Term shall be the calendar year immediately prior to the calendar year in which the Extension Term commences (except that the base year for Real Property Taxes shall be the fiscal tax year immediately prior to that in which the Extension Term commences).
(iii)    Landlord and Tenant to Seek to Agree. Landlord and Tenant shall have thirty (30) days after Landlord receives the Exercise Notice in which to seek to agree on the Extension Term Initial Monthly Base Rent. If Landlord and Tenant agree on the Extension Term Initial Monthly Base Rent during such thirty (30)-day period (or at any time thereafter), they immediately shall execute an amendment to this Lease confirming the Extension Term Initial Monthly Base Rent as so agreed as the monthly Base Rent for the first year of the Extension Term.
(iv)    Selection of Brokers to determine the Extension Term Initial Monthly Base Rent. If Landlord and Tenant are unable to agree on the Extension Term Initial Monthly Base Rent within such thirty (30)-day period, then within ten (10) days after the expiration of such thirty (30)-day period, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a licensed commercial real estate broker with at least five (5) years’ full‑time commercial brokerage experience in the geographical area of the Project (a “Broker”) to evaluate and set the Extension Term Initial Monthly Base Rent. If either Landlord or Tenant does not appoint a Broker within ten (10) days after the other party has delivered notice of the name of its Broker, the single Broker appointed shall be the sole Broker and shall set the Extension Term Initial Monthly Base Rent. If two (2) Brokers are appointed by Landlord and Tenant as stated in this Paragraph, they shall meet promptly and attempt to set the Extension Term Initial Monthly Base Rent. If the two (2) Brokers are unable to agree within thirty (30) days after the second Broker has been appointed, they shall attempt to select a third Broker meeting the qualifications stated in this Paragraph (with the additional qualification that such third Broker shall have had no prior, current, or presently committed future business or personal relationship with either Landlord or Tenant) within ten (10) days after the last day the two (2)

Brokers are given to set the Extension Term Initial Monthly Base Rent; provided, however, if the two Broker’s proposed Extension Term Initial Monthly Base Rent figures are ten percent (10%) or less apart, the two figures shall instead be added together and such total be divided by two to determine the Extension Term Initial Monthly Base Rent. If they are unable to agree on the third Broker, either Landlord or Tenant, by delivering ten (10) days’ notice to the other party, may apply to the then Presiding Judge of the Superior Court of the County for the selection of a third Broker who meets the qualifications stated in this Paragraph. Landlord and Tenant each shall bear one‑half (1/2) of the cost of appointing the third Broker and of paying the third Broker’s fee.
(v)    Value Determined by Three (3) Brokers. Within thirty (30) days after the selection of the third Broker, a majority of the Brokers shall set the Extension Term Initial Monthly Base Rent. If a majority of the Brokers is unable to set the Extension Term Initial Monthly Base Rent within the stipulated period of time, the three (3) evaluations shall be added together and their total divided by three (3); the resulting quotient shall be the Extension Term Initial Monthly Base Rent for the Premises. If the low evaluation is more than ten percent (10%) lower than the middle evaluation, the low evaluation shall be disregarded; if the high evaluation is more than ten percent (10%) higher than the middle evaluation, the high evaluation shall be disregarded. If only one (1) evaluation is disregarded, the remaining two (2) evaluations shall be added together and their total divided by two (2); the resulting quotient shall be the Extension Term Initial Monthly Base Rent for the Premises. If both the low evaluation and the high evaluation are disregarded as stated in this Paragraph, the middle evaluation shall be the Extension Term Initial Monthly Base Rent for the Premises.
(vi)    Extension Term Adjustment. The Extension Term Initial Monthly Base Rent shall be subject to adjustment on the first anniversary of the commencement date of the Extension Term and on each subsequent anniversary of that date during the Extension Term (each an “Adjustment Date”) as provided in section C.9. of the Information Sheet. At the time of the commencement date of the Extension Term, Landlord and Tenant shall execute an “Extension Term Commencement Date Memorandum” in the form attached hereto as EXHIBIT D, unless, at that time, Landlord and Tenant decide to amend the Lease in other ways, in which event, such information may instead be included in any amendment of this Lease.
(vii)    Notice to Landlord and Tenant. After the Extension Term Initial Monthly Rent for the first year of the Extension Term has been set, the Brokers shall notify Landlord and Tenant immediately, and Landlord and Tenant shall immediately execute an amendment to this Lease confirming the Extension Term Initial Monthly Rent as so determined as the Monthly Rent for the first year of the Extension.
6.    Late Payment Charges. TENANT ACKNOWLEDGES THAT LATE PAYMENT BY TENANT TO LANDLORD OF RENT AND OTHER CHARGES PROVIDED FOR UNDER THIS LEASE WILL CAUSE LANDLORD TO INCUR COSTS NOT CONTEMPLATED BY THIS LEASE, THE EXACT AMOUNT OF SUCH COSTS BEING

EXTREMELY DIFFICULT OR IMPRACTICABLE TO FIX. THEREFORE, IF ANY INSTALLMENT OF RENT OR ANY OTHER PAYMENT DUE FROM TENANT IS NOT RECEIVED BY LANDLORD WITHIN FIVE DAYS FOLLOWING THE DATE OF LANDLORD’S DELIVERY OF WRITTEN NOTICE TO TENANT STATING THAT SUCH AMOUNT WAS NOT RECEIVED ON OR BEFORE THE DATE DUE, TENANT SHALL PAY TO LANDLORD AN ADDITIONAL AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE AMOUNT OVERDUE AS A LATE CHARGE. THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT LANDLORD WILL INCUR BY REASON OF THE LATE PAYMENT BY TENANT. SUCH LATE CHARGE SHALL BE IN ADDITION TO, AND NOT IN LIEU OF, ANY INTEREST THAT MAY ACCRUE ON ANY SUCH OVERDUE AMOUNT PURSUANT TO THE PROVISIONS OF PARAGRAPH 44.
Initials:
/s/ RLS        /s/ CR
Landlord    Tenant
7.    Security Deposit By execution hereof, Landlord acknowledges receipt of the amount set forth in section C.7. of the Information Sheet from Tenant, as security for the faithful performance by Tenant of all of the terms and conditions of this Lease to be kept and performed by Tenant during the term hereof (“Security Deposit”). The Security Deposit shall secure Tenant’s obligations hereunder to pay rent (past, present and future) and all other amounts due to Landlord hereunder, to maintain the Premises and repair damages thereto as provided in this Lease, to surrender the Premises to Landlord in clean condition and good repair upon termination of this Lease and timely to discharge Tenant’s other obligations hereunder. Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant commits a Default hereunder, then Landlord may, but without any obligation so to do, apply all or any portion of the Security Deposit necessary to cure such Default and to reimburse Landlord for any amounts incurred by Landlord as a result of such Default. If Landlord does so apply any portion of the Security Deposit, Tenant, within five (5) days after receipt of written demand by Landlord, shall pay to Landlord a sufficient amount in immediately available funds to restore the Security Deposit to its full original amount. On the expiration or earlier termination of this Lease, if Tenant has then fully performed all its obligations hereunder, Landlord shall return the Security Deposit to Tenant not more than thirty (30) days after Tenant has surrendered the Premises to Landlord in the condition required by this Lease. If Landlord, prior to the expiration of the term of this Lease, sells or otherwise transfers Landlord’s rights or interest under this Lease, Landlord may deliver the Security Deposit to the transferee, whereupon, Landlord shall have no further liability to Tenant concerning the Security Deposit. Tenant hereby waives the provisions of California Civil Code Section 1950.7 that would otherwise limit the use of security deposits under leases.

8.    Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, without the consent of Landlord, such tenancy shall be from month‑to‑month only and not a renewal hereof or any extension for any further term, and, in such case, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent paid during the last month of the Term, and all other amounts due hereunder shall be payable in the amount and at the time applicable at the time of expiration and at the time specified in this Lease, and such month‑to‑month tenancy shall be subject to every other term, covenant and agreement of this Lease, excluding any option to extend the Term. In addition, Tenant shall defend, indemnify and hold Landlord, and Landlord’s Agents free and harmless from and against any claim, loss, liability, expense or damage, including reasonable attorneys’ fees and costs, court costs and fees and costs of experts, arising out of Tenant’s failure to surrender the Premises at the expiration of the Term, including any such damages resulting from Landlord’s inability to honor its commitments to any other tenant for the Premises.
9.    Tenant Improvements. Landlord and Tenant agree to the terms and procedures for the planning, construction and funding of the construction of the Tenant Improvements as set forth in EXHIBIT C.
10.    Condition of Premises. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in “As Is” condition in good, clean and completed condition and repair, subject to all applicable federal, state and local laws, regulations, ordinances and court holdings (including the Americans with Disabilities Act and all regulations promulgated thereunder from time to time, and any state or local building, energy efficiency, fire or safety codes, ordinances or regulations) (collectively, and as the same may be adopted, replaced, restated or amended from time to time, “Applicable Law”). Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor Landlord’s Agents have made any representations or warranties as to the suitability or fitness of the Premises or any other part of the Project (including the intrabuilding network cabling) for the conduct of Tenant’s business or for any other purpose, nor has Landlord or Landlord’s Agents agreed to undertake any Alterations or construct any Tenant Improvements to the Premise except as expressly provided in EXHIBIT C of this Lease. The Building, including the Premises, has not undergone inspection by a certified access specialist pursuant to California Civil Code Sections 55.51‑55.545, et seq. (known as the Construction‑Related Accessibility Standards Compliance Act), or any related Applicable Law.
11.    Use of the Premises.
A.    Tenant’s Use. Tenant shall use the Premises solely for general office purposes and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. Tenant agrees that the Property is subject, and this Lease is subordinate, to the CC&Rs. Tenant acknowledges that it has read the CC&Rs and knows the contents thereof. Throughout the Term,

Tenant shall faithfully and timely perform and comply with the CC&Rs and any modification or amendments thereof. Tenant shall comply with all duly adopted rules, regulations and restrictions as may be adopted from time to time by any committee or association established pursuant to the CC&Rs (“Association”). Any periodic or special dues or Outside Area assessments of the Association shall be included within the definition of Operating Expenses pursuant to Paragraph 15.B., and Tenant shall pay Tenant’s Building Percentage of such amounts over the Base Year amounts as further set forth in Paragraph 15. Tenant shall defend, indemnify and hold Landlord, and Landlord’s Agents free and harmless from and against any claim, loss, liability, expense or damage, including reasonable attorneys’ fees and costs, court costs and fees and costs of experts, arising out of the actual or asserted failure of Tenant to perform or comply with the CC&Rs. Tenant shall not permit or make any use of the Premises that will increase the existing rate of insurance upon the Project, or cause the cancellation of any insurance policy covering the Project, or any part thereof. If the existing rate of insurance shall be increased or any insurance policy covering the Project is canceled as a result of Tenant’s or Tenant’s Agent’s acts or omissions, then Landlord, in addition to such remedies as Landlord may have under this Lease or pursuant to law or equity, shall be entitled to reimbursement from Tenant within ten (10) days after the date of Landlord’s delivery of written demand therefor for the entire amount of said increase or any additional amount that must be paid for such additional cost, to maintain the same level of insurance coverage or to procure replacement coverage.
B.    Compliance. Tenant shall not use the Project, or permit Tenant’s Agents to do anything in or about the Project, in conflict with any Applicable Law, or the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Project. If any Applicable Law requires any capital improvement to the Premises or the Building solely as the result of Tenant’s particular use of the Premises, then Tenant shall be responsible for the same (or at the election of Landlord, for reimbursing Landlord for Landlord’s cost of performing the same); provided, however, that if such capital improvement is so required for any reason other than Tenant’s particular use of the Premises, then Landlord shall be responsible for the same, at Landlord’s sole cost and expense, subject to Landlord’s right to include such amounts as Operating Expenses on an amortized basis as provided in Paragraph 15.B. Tenant shall not abandon the Premises; provided, however, that if Tenant vacates the Premises while performing all of Tenant’s other obligations under this Lease, such vacation shall not be deemed an abandonment and a Default hereunder. Tenant shall not commit any public or private nuisance or any other act or practice that might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby properties. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any material of any nature whatsoever outside the Building. If as a result of any use or change in use of the Premises by Tenant or any Alteration (including the Tenant Improvements) made to the Premises by or on behalf of Tenant, any Alterations are required to the Premises, the Building or the Project (including the Americans with Disabilities Act, and any state or local building, fire or safety codes, ordinances or regulations), Tenant shall be responsible for the same (or at the election of Landlord, for reimbursing Landlord for the cost of performing the same).
C.    Toxic Material. Tenant, at its sole cost, shall comply with and cause Tenant’s Agents to comply with Applicable Law (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated under either) relating to the storage, use and disposal of any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic or radioactive matter, including those materials identified in Section 66260.10 of the California Administrative Code, Division 4.5, Chapter 10, Article 2 (“Title 22”) as they may be amended from time to time (collectively, “Toxic Materials”). If Tenant or Tenant’s Agents desire to store, use or dispose of any Toxic Materials in, on or about the Project (other than the storage and use of reasonable quantities of customary office supplies), Tenant shall first request and obtain Landlord’s approval to such proposed storage, use or disposal in writing, which request must be made at least ten (10) days prior to the storage, use or disposal thereof in, on or about the Premises. Whether or not Landlord is aware or approves of the storage, use or disposal of any Toxic Material by Tenant or Tenant’s Agents, Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and Landlord’s Agents harmless from and against all claims, costs and liabilities, including reasonable attorneys’ fees and costs, court costs and fees and costs of experts, arising out of or in connection with the storage, use, generation, transportation, disposal or release of Toxic Materials by Tenant or Tenant’s Agents, including any such claims, costs, damages and liabilities (including reasonable attorneys’ fees and costs, court costs and fees and costs of experts) arising out of or in connection with any investigation, testing, remediation, removal, clean‑up, monitoring and/or restoration services, work, materials and equipment necessary to return the Premises and any other property of whatever nature to their condition existing prior to the storage, use, generation, transportation, disposal or release of Toxic Materials by Tenant or Tenant’s Agents in, on or about the Premises or the Project, and otherwise satisfactorily to investigate and remediate the contamination arising therefrom to the reasonable satisfaction of Landlord and all governmental authorities. If at any time during or after the term of this Lease, as it may be extended, Tenant becomes aware of any injury, investigation, administrative proceeding, or judicial proceeding regarding the storage, use or disposition of any Toxic Materials by Tenant or Tenant’s Agents on or about the Premises or the Project, Tenant shall within five (5) days after first learning of such injury, investigation or proceeding give Landlord written notice advising Landlord of same. Tenant acknowledges receipt of a copy of that certain June 1998 Focused Environmental Site Assessment, 149 Commonwealth Drive, Menlo Park, California, dated as of August 16, 1998, prepared by The Gauntlett Group, LLC, together with all attachments thereto (“Site Assessment”), that Landlord previously made available to Tenant, and which Tenant agrees to maintain in confidence. In addition, Landlord utilizes Toxic Materials in the operation of its business. Landlord represents and warrants to Tenant that Landlord uses all such Toxic Materials in compliance with all Applicable Law.
D.    Transportation Systems Management. Tenant shall comply with the requirements of the City or County mandated parking or transportation systems management ordinances.
E.    Rules and Regulations. The Rules and Regulations for the Project in effect as of the Effective Date are attached hereto as EXHIBIT E. Landlord reserves the right to adopt or amend the Rules and Regulations from time to time in its reasonable discretion. Tenant agrees that Tenant and Tenant’s Agents shall observe and perform the Rules and Regulations as they may be amended or adopted. A breach of the Rules and Regulations by Tenant or any of Tenant’s Agents shall constitute a Default under this Lease as if the Rules or Regulations were contained in this Lease as covenants of Tenant. Tenant acknowledges that Landlord has no obligation to enforce, and shall have no liability for non‑enforcement of, the Rules and Regulations. Notwithstanding the foregoing, in the event of any inconsistency between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control, and Landlord shall not enforce the Rules and Regulations in a discriminatory manner.
12.    Quiet Enjoyment. Landlord covenants that Tenant, upon performing the terms, covenants and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.
13.    Alterations. Landlord hereby consents to the design and construction of the Tenant Improvements, on the terms and subject to the conditions of EXHIBIT C. Tenant shall not make or permit any Alterations in, on or about the Premises without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent and approval shall not be unreasonably withheld, conditioned or delayed. Landlord, at its sole option, may, however, require as a condition to the granting of any such consent, that Tenant provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one‑half (1½) times any and all estimated costs of any intended Alterations to the Premises, to insure Landlord against any liability for mechanics’ and materialmens’ liens and to insure completion of the work. Tenant shall, at its sole cost and expense, obtain all necessary permits and governmental inspections and approvals required in connection with any Alterations. All Alterations shall be installed at Tenant’s sole expense, in compliance with all Applicable Law, the Rules and Regulations and the CC&Rs, by a licensed contractor reasonably acceptable to Landlord, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of the Project. In the event that any Alteration made by Tenant necessitates the making of other alterations to the interior or exterior of the Building, the Outside Area, any path‑of‑travel or elsewhere within the Project for purposes of complying with Applicable Law, Tenant shall undertake such additional alterations at its sole cost and expense or shall, at Landlord’s option, reimburse Landlord for the cost and expenses incurred with respect to such additional alterations required for purposes of complying with Applicable Law as a result of Tenant’s Alterations. All Alterations made by Tenant shall be and become the property of Landlord upon termination of the Term and shall not be deemed Tenant’s Personal Property; provided, however, that Landlord may, at its option, at the time that Landlord grants consent therefor, require that Tenant, at Tenant’s expense, prior to the expiration of the Term of this Lease, remove any or all Alterations installed by Tenant and return the Premises to their condition as of the Commencement Date of this Lease, normal wear and tear excepted and subject to the provisions of Paragraph 25. Notwithstanding any other provisions of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made to the Premises. Tenant shall give Landlord written notice of Tenant’s intention to perform any work on the Premises at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record an appropriate Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work.
14.    Surrender of the Premises. Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, Tenant Improvements, Alterations that Landlord did not require to have removed as a condition of installation, normal wear and tear excepted and subject to the provisions of Paragraph 25, with all interior areas cleaned. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if Tenant was responsible to maintain the same under the provisions of Paragraph 18 and if the same could have been prevented by good maintenance practices by Tenant. Except as otherwise stated in this Lease, Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings, and plumbing on the Premises and in good operating condition. Tenant shall prior to the expiration or termination of the Term remove from the Premises, at Tenant’s sole cost, all of Tenant’s Alterations required to be removed pursuant to Paragraph 13, and all Tenant’s Personal Property, including all voice, data, and wiring installed by Tenant if requested by Landlord, and repair any damage and perform any restoration work caused or necessitated by any such removal. If Tenant fails to remove such Alterations and Tenant’s Personal Property, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant’s account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant’s Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord until paid.
15.    Operating Expenses.
A.    Payment by Tenant. During the Term of this Lease, Tenant shall pay to Landlord, as Rent on a monthly basis as set forth in Paragraph 5., one‑twelfth (1/12) of Tenant’s

Building Percentage of the amount by which Landlord’s estimate of the Operating Expenses for each calendar year during the Term (after the Base Year) are estimated by Landlord to exceed the Operating Expenses incurred by Landlord for the Base Year, as such Base Year is specified in section C.8. of the Information Sheet (“Base Year Operating Expenses”),
B.    Operating Expenses. The term “Operating Expenses” shall mean all expenses, costs and disbursements (but not capital improvements except as otherwise expressly provided below, or specific costs especially billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, replacement, maintenance, repair or operation of the Project and such additional building or Outside Area facilities in subsequent years as maybe determined by Landlord to be necessary or appropriate. Operating Expenses shall include, but not be limited to, the following, all of which shall be included in the Base Year:
(i)    Wages and salaries of all employees engaged in the operation, maintenance and Access Control of the Project, including taxes, insurance and benefits relating thereto; and the rental cost and overhead of any office and storage space used to provide such services;
(ii)    All supplies and materials used in operation, repair and maintenance of the Project;
(iii)    Cost of all utilities, including surcharges, for the Project, including the cost of water, sewer, gas, power, heating, lighting, air conditioning and ventilating for the Project;
(iv)    Cost of all maintenance and service agreements for the Project and the equipment thereon, including Access Control and energy management services, window cleaning, floor waxing, elevator maintenance, janitorial service, engineers, gardeners, and trash removal services;
(v)    Cost of all insurance which Landlord or Landlord’s lender deems necessary or appropriate for the Project such as the cost of “All-Risk” property insurance including, at Landlord’s option, earthquake and flood coverage, insurance against loss of rents on an “All‑Risk” basis, and a lender’s loss payable endorsement in favor of any lenders with respect to the Project, and naming Landlord and such lenders as insureds; and casualty and liability insurance applicable to the Building, Property and Outside Area and Landlord’s personal property used in connection therewith, naming Landlord, Landlord’s lender and Landlord’s Agents as named or additional insureds or as loss‑payees, as applicable;
(vi)    Cost of repairs and general maintenance (excluding repairs and general maintenance to the extent then paid by proceeds of insurance or other third parties);

(vii)    A management fee equal to three percent (3%) of annual Actual Operating Expenses;
(viii)    The costs of any additional services not provided to the Project at the Commencement Date but thereafter provided by Landlord in its management of the Building, Property or Outside Area;
(ix)    The cost of only those capital improvements (including interest) made to the Project after the Effective Date that are (i) intended to reduce other Operating Expenses (as to which the amortized cost to be included in Operating Expenses in any year shall be limited to the actual reduction in Operating Expenses during such year as a result thereof) or (ii) are required to be made in order to conform to any changes subsequent to the Commencement Date in any Applicable Law, including orders of any governmental agencies having jurisdiction over the Building or which enhance in any material respect the general appearance or use of the Project or any portion thereof, with the cost of such capital improvements described in clauses (i) and (ii) above being amortized with interest at an annual rate of eight percent (8%) simple over the period Landlord reasonably determines to be the useful life of the capital improvement, consistent with applicable governmental requirements and generally accepted accounting principles consistently applied;
(x)    Real Property Taxes, as that term is defined in Paragraph 16;
(xi)    The cost of providing the Access Control services specified in Paragraph 46.B; and
(xii)    Assessments, dues and other amounts payable pursuant to the CC&Rs, including any and all assessments and dues of the Association.
The cost of additional or extraordinary services provided to Tenant and not paid or payable by Tenant in their entirety pursuant to other provisions of this Lease shall be payable by Tenant on a monthly basis.
Operating Expenses shall not include:
(a)    the cost of any additional or extraordinary services provided to other tenants of the Building;
(b)    costs paid for directly by Tenant;
(c)    principal and interest payments on loans secured by deeds of trust recorded against the Project;
(d)    real estate sales or leasing brokerage commissions;

(e)    executive salaries of off‑site personnel employed by Landlord except for the charge (or pro rata share) of the manager of the Project (which manager’s salary is not included within the Management Fee);
(f)    attorneys’ fees and costs, court costs and fees and costs of experts incurred in connection with negotiations or disputes with Tenant, other occupants, or prospective tenant or occupants;
(g)    renovating or otherwise improving, decorating, painting or redecorating spaces to be used exclusively by, or paid for exclusively by, other tenants or other occupants of the Project;
(h)    costs incurred due to violations by Landlord or any tenant of the terms and conditions of any lease;
(i)    advertising and promotional expenditures;
(j)    any fines or penalties incurred due to violations by Landlord of any Applicable Law or governmental rule or authority;
(k)    the cost of any items for which the Landlord is actually reimbursed by condemnation proceeds, insurance carried or by warranty or for which Landlord is otherwise actually compensated;
(l)    costs for sculpture, painting or other objects of art;
(m)    charitable contributions;
(n)    any costs relating to Toxic Materials, asbestos and the like not resulting from actions of Tenant; or
(o)    costs incurred by Landlord due to the negligence or misconduct of Landlord or its agents, contractors, licensees and employees or the violation by Landlord or any tenants or other occupants of the terms and conditions of any lease of space or other agreements including this Lease.
The Landlord shall not recover under this Section 15 or elsewhere in this Lease any item of cost more than once.
C.    Adjustment.
(i)    Projected Increases. Prior to or at any time after the commencement of each calendar year during the Term following the Base Year, Landlord may provide Tenant with notice of Landlord’s reasonable estimate of the amount by which the then current year’s Operating Expenses are projected, if at all, to exceed the Base Year Operating Expenses (the “Projected Increase in Operating Expenses”). Tenant shall thereafter during such year pay adjusted Monthly Rent which shall include as the Monthly Operating Expense Reimbursement an amount equal to one‑twelfth (1/12) of Tenant’s Building Percentage multiplied by any Projected Increase in Operating Expenses.
(ii)    Accounting. Within ninety (90) days (or as soon thereafter as possible) after the close of each calendar year after the Base Year, Landlord shall provide Tenant a statement of (a) such year’s actual Operating Expenses, (b) the Base Year Operating Expenses, (c) the amount, if any, by which the actual Operating Expenses exceed the Base Year Operating Expenses (the “Actual Increase in Operating Expenses”), (d) the amount equating to Tenant’s Building Percentage of any Actual Increase in Operating Expenses and (e) the sum of any amounts theretofore paid by Tenant as Monthly Operating Expense Reimbursements pursuant to Paragraph 5.A. with respect to such year. If the amount set forth in clause (d) above exceeds the amount set forth in clause (e) above, Tenant shall pay the amount of such excess to Landlord within Fifteen (15) days after receipt of such statement, which obligation shall survive the expiration or earlier termination of its Term of the Lease. If the amount set forth in clause (e) above exceeds the amount set forth in clause (d) above, Landlord shall credit the amount of such excess against the next accruing payment(s) of Monthly Operating Expense Reimbursements or reimburse Tenant for same if this Lease has terminated prior to the date such determination is made. If Tenant disputes the amount of the Actual Increase in Operating Expenses stated in said statement, Tenant may designate, within sixty (60) days after receipt of such statement, an independent certified public accountant to inspect Landlord’s records, at Tenant’s sole cost. Tenant is not entitled to request that inspection, however, if Tenant is then in Default under this Lease. The accountant shall be a member of a nationally recognized accounting firm and shall not charge a fee based on the amount of the Actual Increase in Operating Expenses that the accountant is able to save Tenant by the inspection. Such accountant and Tenant shall, at Landlord’s option, prior to the occurrence of any such inspection, execute a confidentiality agreement in form reasonably acceptable to the parties thereto in which such accountant and Tenant agree to maintain Landlord’s books and records and the results of such inspection in confidence. Tenant shall give reasonable notice to Landlord of the request for inspection, and the inspection shall be conducted in Landlord’s offices at a reasonable time or times. If, after that inspection, Tenant still disputes the Actual Increase in Operating Expenses, a certification of the proper amount shall be made, at Tenant’s expense, by Landlord’s independent certified public accountant. That certification shall be final and conclusive. If any such certification demonstrates that Landlord’s statement overstated the amount of the Actual Increase in Operating Expenses, Landlord shall credit or reimburse the amount of Tenant’s Building Percentage thereof against the next accruing payment(s) of Monthly Operating Expense Reimbursements or reimburse Tenant for same if this Lease has terminated prior to the date such determination is made. Such reimbursement is Tenant’s sole remedy for any error in such statement from Landlord.

(iii)    Proration. Tenant’s liability to pay Tenant’s Building Percentage of Operating Expenses in excess of Base Year Operating Expenses shall be prorated on the basis of a 365‑day year to account for any fractional portion of a year included at the commencement or expiration of the term of this Lease.
(iv)    Not Fully Occupied. Notwithstanding any other provision to the contrary, it is agreed that if the Building, in total, is less than ninety‑five percent (95%) occupied during all or any portion of any calendar year (including the Base Year), an adjustment shall be made in calculating the Operating Expenses for the Project for such year so that Tenant’s Percentage of Operating Expenses in excess of the Base Year Operating Expenses shall be equivalent to the Operating Expenses calculated as though the Building, in total, had been ninety‑five percent (95%) occupied during the entirety of such year,
(v)    Survival. Landlord and Tenant’s obligation to pay for or credit any increase or decrease in payments pursuant to this Paragraph shall survive the expiration or termination of the Term of this Lease.
D.    Failure to Pay. Failure of Tenant to pay any of the charges required to be paid under this Paragraph 15. shall constitute a Default, and Landlord’s remedies shall be as specified in Paragraph 29.B.
16.    Taxes and Assessments.
A.    Payment by Tenant. Except as provided for in Paragraph 16.C., Real Property Taxes for the Project shall be included within Operating Expenses pursuant to Paragraph 15.B.
B.    Annual Assessments. With respect to any taxes or assessments that may be levied against or upon the Project, or which under Applicable Law then in force may be evidenced by improvement or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual taxes and assessments levied against the Project.

C.    Taxes Levied Against Tenant’s Alterations and Personal Property. In addition to Tenant’s obligation to pay its Building Percentage of Operating Expenses over Base Year Operating Expenses as provided in Paragraphs 15 and 16. A., (i) Tenant shall be responsible for and shall pay to the taxing authority prior to delinquency, to the extent Tenant is billed directly, all Real Property Taxes assessed with respect to or against Tenant, or any Alterations, improvements, fixtures, equipment, facilities, furniture or other Personal Property owned by Tenant or placed, installed or located within, upon or about the Premises by Tenant or at Tenant’s direction (collectively “Personal Property Taxes”), and (ii) to the extent any Personal Property Taxes are billed to Landlord and Landlord elects not to include such Personal Property Taxes in Operating Expenses, Tenant shall be responsible for and shall pay to Landlord within ten (10) days after notice from Landlord, the amount of such Personal Property Taxes so billed to Landlord. Tenant shall provide Landlord with evidence of Tenant’s payment of the same upon Landlord’s request.
D.    Failure to Pay. Failure of Tenant to pay any of the charges required to be paid under this Paragraph 16 shall constitute a Default, and Landlord’s remedies shall be as specified in Paragraph 29.B.
17.    Utilities and Services.
A.    Services Provided by Landlord. Landlord shall provide heating, ventilation, air conditioning, Access Control, janitorial service, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures. All such costs shall be included in Operating Expenses, pursuant to Paragraph 15.B.
B.    Services Exclusive to Tenant. Tenant shall pay for all telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Tenant, together with any taxes thereon. Any such services that are not separately metered to the Premises shall be included in Operating Expenses, pursuant to Paragraph 15.B.
C.    Hours of Service. Said services shall be provided during generally accepted business days and hours or such other days or hours as may hereafter be set forth. Utilities shall be provided on a twenty‑four hour basis, subject to the provision of this Paragraph 17.
D.    Excess Usage by Tenant. Tenant shall not have connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including Access Control services, over standard office usage for the Project. Landlord shall require Tenant to reimburse Landlord for any excess expenses or costs that may arise out of a breach of this subparagraph by Tenant.

Landlord may, in its sole and absolute discretion, install at Tenant’s expense supplemental equipment and/or separate metering applicable to Tenant’s excess usage or loading.
E.    Interruptions. There shall be no abatement of Rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Landlord’s reasonable control or in cooperation with governmental request or directions. Notwithstanding anything to the contrary contained in this Lease, if any service provided by Landlord pursuant to this Article 17 is interrupted as a result of the negligence or willful misconduct of Landlord, its agents, employees or contractors, for more than five (5) consecutive business days, Tenant’s obligation to pay Rent shall abate from the sixth business day following the interruption until the date that any such service has been restored.
F.    After Hours HVAC. Subject to the provisions of Paragraph 17.E., Landlord shall endeavor to provide HVAC service to the Premises between the hours of 6:30 a.m. (Pacific Time) and 6:00 p.m. (Pacific Time), Monday through Friday. In the event that, in Landlord’s reasonable discretion, Tenant uses material after‑hours HVAC, Landlord shall have the right to charge Tenant for such use on an equitable basis. In order to utilize after‑hours HVAC, Tenant will activate the Landlord‑designated bypass switch for the HVAC system that serves the Premises (using Tenant’s access control card or pushing the bypass button). Tenant acknowledges that the applicable system may provide HVAC service to portions of the Building other than the Premises, and Tenant agrees to pay the full cost of such after‑hours HVAC service, even to the extent it serves areas outside of the Premises. In the event additional HVAC is required for an individual area within the Premises, a separate HVAC system with check meter will be installed to record usage, at the sole expense of Tenant. Tenant will reimburse Landlord at the rate charged by the utility company for this usage.
G.    Paging. The paging system is divided into sub‑zones whereby Tenant will have the ability to page personnel within the confines of the Premises. In the event of an emergency or building evacuation, Landlord will have the capability to make paging announcements in the Premises. Tenant shall not adjust, alter, or remove any Landlord paging system equipment at any time.
18.    Repair and Maintenance.
A.    Premises, Building and Outside Area.
(i)    Maintenance and Repair; Landlord’s Obligations. Landlord shall keep the Project, including the Premises, interior and exterior walls, roof, and common areas and the equipment, whether used exclusively for Tenant or in common with Landlord or other tenants, in good condition and repair; provided, however, Landlord shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any Tenant Improvements, Alterations, or any improvements that are not ordinarily a part of the Building or are above then

Building standards. Except as provided in Paragraph 25, there shall be no abatement of Rent or liability of Tenant on account of any injury or interference with Tenant’s business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof. Landlord shall be responsible for maintaining and repairing (a) the structural parts of the Building, which structural parts include the foundation, roof and subflooring of the Premises, the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, and (b) the Outside Area, except for any damage to Premises, Building or Outside Area caused by the negligence or willful acts or omissions of Tenant or of Tenant’s Agents, or by reason of the failure of Tenant to perform or comply with any terms, conditions or covenants in this Lease, or caused by Alterations made by Tenant or by Tenant’s Agents, which shall be Tenant’s responsibility. Except as otherwise provided in Paragraph 15.B., all costs of repair and maintenance of the Project shall be included in the Operating Expenses.
(ii)    Janitorial Services. Landlord shall cause janitorial service to be provided to the Premises five (5) days a week, Sunday through Thursday, and the cost thereof shall be included in Operating Expenses under the provisions of Paragraph 15.B. Coverage will not be provided on holidays observed by Landlord.
(iii)    Tenant’s Obligations. Notwithstanding Landlord’s obligation to keep the Premises in good condition and repair, Tenant shall be responsible for payment of the cost thereof to Landlord as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Tenant or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Tenant shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any Tenant Improvements, Alterations and any other Premises improvements that are not ordinarily a part of the Building or that are above then Building standards. Landlord may, at its option, upon reasonable notice, elect to have Tenant perform such maintenance or repairs which are otherwise Tenant’s responsibility hereunder.
(iv)    Notice of Repairs Needed. Landlord shall not be liable for any failure to make any of the repairs or to perform any maintenance unless the failure shall persist for an unreasonable time after written notice of the need of the repairs or maintenance is given to Landlord by Tenant.
(v)    No Abatement. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to, or maintenance of, any portion of the Project, or any fixtures, appurtenances and equipment therein provided Landlord makes reasonable efforts not to unduly interfere with Tenant’s use and enjoyment of the Project.
B.    Control and Reconfiguration. Landlord shall at all times have exclusive control of the Project (other than the Premises), including the Outside Area, and may at any time temporarily close any part thereof and exclude and restrain anyone from any part thereof, and may change the design configuration or location of all or any part of the Project. Without limiting the generality of the foregoing statements, Landlord shall have the right, in Landlord’s sole and absolute discretion, from time to time, to:
(i)    Make changes to the Project interior and exterior, including changes in the location, size, shape, number, and appearance thereof, including the lobbies, cafeteria, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, parking spaces, parking areas, loading and unloading areas, entrances and exits, direction of traffic, decorative walls, landscaped areas and walkways; however, Landlord shall at all times provide the parking facilities required by Applicable Law;
(ii)    Temporarily close any of the Outside Area for maintenance so long as reasonable access to the Premises remains available;
(iii)    Add additional buildings and improvements to the Outside Area;
(iv)    Use the Outside Area while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof;
(v)    Do and perform such other acts and make such other changes in, to or with respect to the Outside Area and Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate; and
(vi)    Eliminate any of the additional services set forth on EXHIBIT F.
Landlord shall further have the right to enter upon the Premises, as provided in Paragraph 21, for the purpose of installing, maintaining, repairing, adjusting and making connections to any utilities (including plumbing, HVAC, electrical, telephone, and cable TV) serving the Premises or other spaces in the Building or for gaining access to the structural portions of the Building and making repairs or alterations thereto for the benefit of Tenant, Landlord or other occupants of the Building. No such entry shall be considered a constructive or actual eviction of Tenant, and Landlord shall have no liability to Tenant therefor, provided that Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s operations.
C.    Waiver. Tenant waives the provisions of Applicable Law, including Sections 1932(1), 1932(2), 1933(4), 1941 and 1942 of the California Civil Code and any similar or successor law, which might now or at any time hereafter otherwise afford Tenant any right to terminate this Lease or make repairs and deduct the expenses of such repairs from the Rent due under this Lease.
D.    Compliance with Governmental Regulations. Subject to the provisions of Paragraphs 10 and 11, Tenant shall, at its cost comply with, including the making by Tenant of any Alteration to the Premises, all present and future Applicable Law arising from the use or occupancy of, or applicable to, the Project or privileges appurtenant thereto.
E.    Repair Where Tenant at Fault. If all or part of the Project or the Premises requires repair or becomes damaged or destroyed through any act or omission of Tenant or Tenant’s Agents, Landlord may affect the necessary alterations, replacements or repairs at Tenant’s cost.
19.    Fixtures. Tenant shall, at its own expense, provide, install and maintain in good condition all trade fixtures, equipment and other Tenant’s Personal Property required in the conduct of its business in the Premises. All fixtures and improvements, other than Tenant’s trade fixtures and equipment, which are installed or constructed upon or attached to the Premises by either Landlord or Tenant shall become a part of the realty and belong to Landlord, excepting only those Alterations required to be removed pursuant to Paragraph 13. If Tenant is not then in Default, Tenant may, at the termination of this Lease, or at any other time, remove from the Premises all trade fixtures, equipment and other Tenant’s Personal Property not permanently affixed to the Premises. Upon removal, Tenant shall restore the Premises to its original condition at the time of occupancy, Tenant Improvements and normal wear and tear excepted, subject to the provisions of Paragraph 25.
20.    Liens. Tenant shall keep the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall defend, indemnify and hold the Project, Landlord and Landlord’s Agents free and harmless from and against any lien, claim, cause of action, loss, liability, damage or expense, including reasonable attorneys’ fees and costs, court costs and fees and costs of experts, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within fifteen (15) days after receipt of written request by Landlord. If Tenant fails to so remove any such lien within the prescribed fifteen (15)-day period, then Landlord may do so, and Tenant shall reimburse Landlord upon demand. Such reimbursement shall include all amounts incurred by Landlord including Landlord’s reasonable attorneys’ fees and costs, court costs and fees and costs of experts, with interest thereon at the Interest Rate.
21.    Landlord’s Right to Enter the Premises. Tenant shall permit Landlord and Landlord’s Agents to enter the Premises at all reasonable times with at least twenty‑four (24) hours’ prior notice to Tenant, with the exception of emergencies (when no notice shall be required), to inspect the Premises, to post Notices of Nonresponsibility and similar notices, “For Sale” signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make repairs or alterations to the Premises or the Building and any utility system located therein, to discharge Tenant’s obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred eighty (180) days prior to the expiration of the Term, to place upon the Premises ordinary “For Lease” signs and to show the Premises to prospective tenants. The above rights are subject to reasonable Access Control regulations of Tenant, and to the fact that Landlord shall seek to exercise its rights in a manner so as to minimize interference with Tenant’s business.
22.    Signs. Tenant shall not install any signs upon the exterior of the Premises or the Project. Tenant shall not install any signs on the interior of the Premises without first obtaining Landlord’s written consent, which shall not be unreasonably withheld or delayed. Landlord will provide Tenant with one line on a monument sign, at Landlord’s expense.
23.    Insurance.
A.    Indemnification. Tenant shall protect, defend, indemnify and hold Landlord and Landlord’s Agents free and harmless from and against any and all damage, loss, liability or expense including reasonable attorneys’ fees and costs, court costs and fees and costs of experts suffered directly or indirectly or by reason of any claim, cause of action, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to (i) injury or damage occurring upon the Premises, (ii) the use or occupancy of the Project or any part thereof and adjacent areas by the Tenant, (iii) the acts or omissions of the Tenant or Tenant’s Agents, except to the extent caused solely by the gross negligence or willful misconduct of Landlord or Landlord’s Agents. Tenant agree that the indemnity obligations assumed herein and in other provisions of this Lease shall survive the expiration or earlier termination of the Term of this Lease.
B.    Tenant’s Insurance. Tenant shall maintain in full force and effect at all times during the Term (including any extension(s)), at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by an authorized carrier or carriers, reasonably acceptable to Landlord, which afford the following coverages:
(i)    Worker’s Compensation – In accordance with state law.
(ii)    Commercial general liability insurance in an amount not less than One Million and no/100ths Dollars ($1,000,000.00) per occurrence, Two Million and no/100ths Dollars ($2,000,000.00) general aggregate for both bodily injury and property damage which includes blanket contractual liability, broad form property damage, personal injury, completed operations, and products liability naming Landlord as an additional insured.
(iii)    “All-Risk” property insurance (including vandalism, malicious mischief, inflation and sprinkler leakage endorsement) on Tenant’s Personal Property located on or in the Premises together with any improvement or Alteration which Landlord is not obligated to repair pursuant to Paragraph 25.E. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise and shall name Landlord as a loss payee.

C.    Landlord’s Insurance. During the Term Landlord shall maintain “All‑Risk” property insurance (including, at Landlord’s option, inflation endorsement, sprinkler leakage endorsement, and earthquake and flood coverage) on the Project, excluding coverage of the Tenant Improvements and all Tenant’s Personal Property located on or in the Premises. At Landlord’s option, the coverage shall also include insurance against loss of rents on an “All‑Risk” basis, including flood, in an amount equal to the Monthly Rent, and any other amounts payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord as a named insured and may, at Landlord’s option, include Landlord’s Agents as named insureds and lender’s loss payable endorsement(s) in favor of lenders with respect to the Property. The insurance premiums, including the premiums resulting from increases in the valuation of the Project shall be included in Operating Expenses.
D.    Evidence of Insurance. Tenant shall deliver to Landlord, prior to Tenant’s entry onto the Premises, certificates of insurance evidencing the insurance for the coverage specified in Paragraph 23.B., with the limits not less than those specified therein. The certificates of insurance shall include a statement providing that the insurer will provide not less than thirty (30) days’ prior written notification to Landlord in the event of reduction in coverage or cancellation, and ten (10) days’ notice of cancellation for non‑payment of premiums, with respect to any required coverage unless comparable insurance is obtained from another carrier prior to the effective date of cancellation.
E.    Co‑Insurer. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co‑insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including reasonable attorneys’ fees and costs, court costs and fees and costs of experts, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.
F.    Insurance Requirements. All insurance shall be in a form reasonably satisfactory to Landlord. All policies required by Paragraph 23.B. shall be carried with companies that have a general policy holder’s rating of not less than “A‑” and a financial rating of not less than Class “VIII” in the most current edition of Best’s Insurance Reports. All policies required by Paragraph 23.B. shall provide that the policies shall not be subject to material alteration or cancellation except after at least thirty (30) days’ prior written notice to Landlord, and ten (10) days’ notice of cancellation for non‑payment of premiums, and they shall be primary and non‑contributory as to Landlord. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant’s expense and Tenant shall reimburse Landlord. Such reimbursement shall include all amounts incurred by Landlord, including reasonable attorneys’ fees and costs, court costs and fees and costs of experts, with interest thereon at the Interest Rate.
G.    No Limitation of Liability. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant or Landlord, and, in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.
H.    Landlord’s Disclaimer. Landlord and Landlord’s Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Project, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by or due to the gross negligence or willful misconduct of Landlord or Landlord’s Agents. Landlord and Landlord’s Agents shall not be liable for interference with the light, air, or any latent defect in the Project. In no event whatsoever shall Landlord be liable for losses attributable to interruption of any utility services. Tenant shall give prompt written notice to Landlord in the case of a casualty, accident or repair needed in the Project.
I.    Increased Coverage. Not more than once during each calendar year during the Term, within thirty (30) days after receipt of written demand, Tenant shall provide Landlord, at Tenant’s expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord’s lender may reasonably require, to afford Landlord and Landlord’s lender adequate protection.
24.    Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage, but only to the extent of insurance proceeds actually received. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease, and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.
25.    Damage or Destruction.
A.    Partial Damage – Insured. If the Premises or the Building are damaged by any casualty which is covered under the “All‑Risk” insurance carried by Landlord pursuant to Paragraph 23.C., then Landlord shall restore the damage, provided insurance proceeds are available to pay the full cost of restoration and provided such restoration can be completed within one hundred eighty (180) days after the commencement of the work in the reasonable opinion of Landlord. In such event this Lease shall continue in full force and effect, except that Tenant shall be entitled to a proportionate reduction of Monthly Rent while such restoration for which Landlord is obligated hereunder takes place, such proportionate reduction to be based upon the extent to which the damage and restoration efforts interfere with Tenant’s use of the Premises.
B.    Partial Damage – Uninsured. If the Premises or the Building is damaged by a risk not covered by Landlord’s insurance, or the available proceeds of insurance are less than the cost of restoration, or if the restoration cannot be completed within one hundred eighty (180) days after the commencement of work, in the reasonable opinion of Landlord, then Landlord shall have the option either to: (i) repair or restore such damage, this Lease continuing in full force and effect, but the Monthly Rent to be proportionately abated as provided in Paragraph 25.A.; or (ii) deliver notice to Tenant at any time within thirty (30) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. If notice of termination is given, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date specified in the notice, and the Monthly Rent shall be reduced in proportion to the extent, if any, to which the damage interferes with the use of the Premises by Tenant. All insurance proceeds for the Premises shall be payable solely to Landlord, and Tenant shall have no interest in the proceeds.
C.    Total Destruction. If the Premises or the Building is totally destroyed or the Premises or Building, as the case may be, cannot be restored as required herein under Applicable Law or due to the presence of hazardous factors such as earthquake faults, chemical waste and similar dangers, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective the date of the damage.
D.    Tenant’s Election. If the Premises are damaged by any casualty, or if any portion of the Outside Area is damaged by a casualty to such an extent that the Premises is no longer useable by Tenant, in Tenant’s reasonable opinion, and if, in Landlord’s reasonable opinion, such casualty cannot be repaired or restored within one hundred eighty (180) days after commencement of such work, then Tenant may, by written notice delivered to Landlord at any time within thirty (30) days after such damage, terminate this Lease as of the future date specified in such notice, which date shall not be less than thirty (30) nor more than sixty (60) days after the date of Tenant’s delivery of such notice. If notice of termination is so given, this Lease shall expire and all interests of Tenant and the Premises shall terminate on the date specified in the notice and the Monthly Rent shall be reduced in proportion to the extent, if any, to which the damage interferes with the use of the Premises by Tenant. All insurance proceeds for the Premises shall be payable to Landlord, and Tenant shall have no interest in the proceeds.
E.    Landlord’s Obligations. Landlord shall not be required to insure against or repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, partitions, railings, floor coverings, office fixtures or other items which are Tenant Improvements, Alterations or Personal Property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required, at Tenant’s sole cost and expense, separately to insure the same and promptly to restore or replace same in the event of damage. Except for any abatement of Monthly Rent relating to the plan of restoration of damage for which Landlord is obligated to repair hereunder, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration; nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises, except as expressly provided herein.
F.    Damage Near End of Term. Anything herein to the contrary notwithstanding, if more than fifty percent (50%) of the Building is destroyed or damaged during the last twelve (12) months of the Term, then either Tenant or Landlord may, at its option, cancel and terminate this Lease as of the date of the occurrence of the damage. If neither such party elects to terminate this Lease, the repair of the damage shall be governed by the other provisions of this Paragraph 25. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage, except for the proceeds which specifically insured Tenant’s Personal Property.
26.    Condemnation.
A.    Total Taking – Termination. If title to all of the Premises or so much thereof is taken or appropriated for any public or quasi‑public use under any statute or by right of eminent domain so that reconstruction of the Premises will not, in Landlord’s and Tenant’s mutual opinion, result in the Premises being reasonably suitable for Tenant’s continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or part thereof be taken. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Paragraph.
B.    Partial Taking. If any part of the Premises or the Building is taken and the remaining part is reasonably suitable for Tenant’s continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Building is taken. If the Premises is so partially taken the Rent and other amounts payable hereunder shall be reduced in the same proportion that Tenant’s use and occupancy is reduced.
C.    No Apportionment of Award. No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant’s Personal Property, for the interruption to Tenant’s business, or its moving costs, or for the loss of its good will.

D.    Temporary Taking. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Paragraph.
27.    Assignment and Subletting.
A.    Landlord’s Consent. Tenant shall not enter into a Sublet without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted or purported Sublet without Landlord’s prior written consent shall be void and confer no rights upon any third person and, at Landlord’s election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform and observe the terms, covenants and conditions of this Lease to be performed and observed by Tenant. Every Sublet shall recite that it is, and shall be, subject and subordinate to the provisions of this Lease, and that the termination of this Lease shall constitute a termination (at the option of the Landlord) of every such Sublet. Notwithstanding anything contained herein, (i) Tenant shall not be released from personal liability for the performance of any of the terms, covenants and conditions of this Lease by reason of Landlord’s consent to a Sublet unless Landlord specifically grants such release in writing (it being agreed that Landlord has no obligation to do so), and (ii) the parties agree that it shall be reasonable for Landlord to withhold its consent to any proposed Sublet when the proposed Subtenant is an occupant of the Property or is a third party which is already involved in negotiations with Landlord to lease space in the Project. Without limiting the generality of Landlord’s discretion in determining whether it is reasonable to withhold consent for any requested Sublet, it shall be deemed reasonable for Landlord to withhold such consent if the proposed Subtenant would use the Premises for any use other than for general office purposes.
B.    Information to be Furnished. If Tenant desires at any time to Sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant. If Tenant requests Landlord’s consent to a proposed Sublet, Tenant shall pay to Landlord, whether or not consent is ultimately given, Landlord’s reasonable attorneys’ fees and costs incurred in connection with such request.
C.    Landlord’s Alternatives. At any time within ten (10) business days after Landlord’s receipt of all the information specified in Paragraph 27.B., Landlord may, by written notice to Tenant, elect: (i) to lease for its own account the Premises or the portion thereof so proposed to be Sublet by Tenant, upon the same terms as those offered to the proposed subtenant but on a form acceptable to Landlord; (ii) to terminate this Lease as it relates to the Premises or portion thereof so proposed to be Sublet by Tenant as of the later of (x) the proposed effective date of such Sublet or (y) thirty (30) days after the date Landlord is in receipt of the information specified in Paragraph 27.B.; (iii) to consent to the Sublet by Tenant; or (iv) if reasonable to do so, to refuse its consent to the Sublet. Landlord’s failure to deliver such notice of election within such ten (10)‑business day period shall be deemed Landlord’s consent to such Sublet.
If Landlord consents to the Sublet, Tenant may thereafter enter a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 27.B. provided, however, that fifty percent (50%) of any excess of (I) the monthly Subrent, minus (II) (A) the Monthly Rent required to be paid by Tenant hereunder, ༈B) the sum of the following costs (each solely to the extent that it is reasonable, documented and out‑of‑pocket and actually paid to a bona fide third party) that Tenant incurred in procuring such sublease, and each amortized over the term of the applicable sublease on a monthly basis: (i) the cost of any tenant improvements that Tenant must make to the Sublet premises (as permitted under this Lease) under the applicable sublease, (ii) Tenant’s attorneys’ fees incurred in negotiating and documenting the applicable sublease, and (iii) Tenant’s brokerage commissions paid to a California licensed real estate broker in connection with the Sublet, and (C) any then unamortized value of any applicable Alterations constructed at Tenant’s cost, applied on an amortized basis over the remainder of the Term, in each case, shall be paid to Landlord as and when received by Tenant. As used immediately above, the term “applicable Alterations” means any permitted Alterations constructed at Tenant’s sole cost that are allocable to the space that is subject to the applicable Sublet, based upon rentable square footage or other equitable basis utilized by Landlord in Landlord’s reasonable discretion (for example, if the applicable Alteration served only the portion of the Premises not subject to the applicable Sublet, then Landlord might choose to allocate the entire unamortized cost of such Alteration to the un‑Sublet portion of the Premises).
D.    Proration. If a portion of the Premises is Sublet, the pro rata share of the Monthly Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Monthly Rent payable by Tenant hereunder by the total rentable square footage of the Premises and multiplying the resulting quotient (the per rentable square foot rent) by the number of rentable square feet of the Premises which are Sublet.
E.    Executed Counterpart. No Sublet shall be valid nor shall any Subtenant take possession of the Premises until an executed counterpart of the Sublet agreement has been delivered to Landlord.
F.    Surrender of Lease. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of

Landlord, terminate all or any existing Sublets, or may, at the option of Landlord, operate as an assignment to it of any or all such Sublets.
G.    No Mortgages. Tenant shall not pledge, hypothecate or encumber this Lease or Tenant’s interest herein or in the Premises in any manner, including by means of any mortgage, deed of trust, security interest or assignment for security purposes, and any such attempted pledge, hypothecation or encumbrance shall be void and constitute a Default under this Lease.
H.    Effect of Default. Notwithstanding any provision of this Paragraph 27 to the contrary, in the event of the occurrence of any uncured Default by Tenant in the performance of any term or condition of this Lease, any right of Tenant at such time to seek to Sublet this Lease pursuant to this Paragraph 27 and any obligations of Landlord to review any proposed Sublet or exercise its rights under Paragraph 27.C. above shall be suspended, and any applicable period for review or action by Landlord shall be tolled, until such Default is folly cured of no force or effect.
I.    Permitted Transfers. Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord’s prior written consent, may sublet the Premises or assign this Lease to: (i) a subsidiary, affiliate, division or entity controlling, controlled by or under common control with Tenant; (ii) a successor entity related to Tenant by merger, acquisition, consolidation, nonbankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Tenant’s assets (collectively “Permitted Transferees”); provided Tenant enters into such a transaction in good faith and not for the purpose of indirectly entering into a Sublet of this Lease with a person or entity other than a Permitted Transferee through a step transaction or otherwise. Tenant shall not be required to obtain Landlord’s consent thereof, nor shall provisions of Paragraph 27.C. hereof apply; in no event shall such Sublet release Tenant from any liability for the performance of the obligations under this Lease, unless Landlord shall have released Tenant in writing (it being agreed that Landlord has no obligation to do so). Further, the requirements contained in the third and fourth sentences of Paragraph 27.A. shall apply to all such transfers.
28.    Sale Lease‑Back. Tenant acknowledges that Landlord may, at some time in the future, execute a sale and lease back transaction (“Sale Lease‑Back Transaction”) in which Landlord would transfer its interest in the Project to a third party, as buyer, and in which such buyer would lease the Project back to Landlord. Tenant agrees that, in the event of any such Sale Lease‑Back Transaction, this Lease shall automatically become subordinate to the leasehold interest created by the lease between such buyer and Landlord (the “Master Lease”). In such event, this Lease shall thereafter be a sublease below the Master Lease. Notwithstanding the automatic effect of such subordination, Tenant agrees to execute any documentation reasonably required by such buying party to evidence such subordination. Notwithstanding the foregoing, any such subordination of this Lease shall be subject to the requirement that such buying entity shall have agreed, in form reasonably acceptable to Tenant, that in the event of any termination of the Master Lease because of the default of Landlord thereunder or because of the consensual agreement of Landlord and such buying party, this Lease shall automatically become a direct lease between such buying party, as landlord, and Tenant, as tenant.
29.    Default. A default under this Lease by Tenant shall exist if any of the following events shall occur (as applicable, a “Default”):
(i)    If Tenant fails to pay Rent or any other amount required to be paid hereunder within five (5) days after the date of Tenant’s receipt of written notice from Landlord that such amount was not received when due; or
(ii)    If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure such breach within twenty (20)-days after written notice from Landlord; provided, however, that if such failure is capable of being cured but, by its nature, cannot reasonably be cured within such twenty (20) day period, then Tenant shall not be in Default if Tenant promptly commences the performance of such cure within the twenty (20)-day period and diligently thereafter prosecutes the same to completion, not to exceed an additional ninety (90) days; or
(iii)    If Tenant shall have abandoned the Premise; or
(iv)    In the event of a general assignment by Tenant for the benefit of creditors; the filing of any voluntary petition in bankruptcy by Tenant or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for thirty (30) days; the employment of a receiver to take possession of substantially all of Tenant’s assets or any part of the Premises, if such receivership remains undissolved for thirty (30) days after creation thereof; the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or any part of the Premises, if such attachment or other seizure remains undismissed or undischarged for thirty (30) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Applicable Law; the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding; or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, Applicable Law, such proceeding shall not have been dismissed; or
(v)    The occurrence of any other event specifically stated to be a Default under the provisions of this Lease.

Upon a Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Applicable Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:
(i)    Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due. During the period Tenant is in Default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant’s account, provided that any Rent in excess of the Monthly Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including broker’s commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. This remedy is the remedy provided in California Civil Code Section 1951.4, which provides that “The lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).”
(ii)    Landlord may, by written notice, immediately terminate Tenant’s right to possession of the Premises at any time and relet the Premises or any part thereof. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlords initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to remove all Tenant’s Personal Property and store same at Tenant’s cost and to recover from Tenant:
(a)    the worth at the time of award of the unpaid Rent which had been earned at the time of termination, together with interest at the Interest Rate;
(b)    the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, together with interest at the Interest Rate;
(c)    the worth at the time of award of the amount by which unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);
(d)    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including the following: (i) all expenses for repairing or restoring the Premises, (ii) all brokers’ fees, advertising costs and other expenses of repairing or restoring the Premises, (iii) all expenses in retaking possession of the Premises, and (iv) reasonable attorneys’ fees and costs, court costs and fees and costs of experts; and
(e)    as used in subparagraphs (a) through (c) above, the term “time of award” shall mean the date of entry of a judgment or award against Tenant in an action or proceeding arising out of Tenant’s breach of this Lease.
Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future Applicable Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.
(iii)    Landlord may, with or without terminating this Lease, re‑enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re‑entry or taking possession of the Premises by Landlord pursuant to this Paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.
Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30)-day period and thereafter diligently prosecute the same to completion.
30.    Subordination. This Lease is and shall automatically be subject and subordinate to all mortgages and deeds of trust (collectively, “Encumbrance”) which may now or hereafter affect the Premises, to the CC&R’s and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, (i) if the holder or holders of any such Encumbrance (“Holder”) shall require that this Lease be prior and superior thereto, then, upon written notice from Holder to Tenant, this Lease shall be automatically prior and superior to the lien of such Encumbrance without regard to the sequence of recordation, and (ii) such subordination is subject to the requirement that such Holder agree not to disturb Tenant’s rights under this Lease, so long as Tenant is not in Default under the provisions of this Lease. Within ten (10) days after Landlord or Holder’s written request, Tenant shall execute any and all documents requested by Landlord or Holder further to effectuate and evidence such subordination of this Lease to any lien of the Encumbrance or to evidence the Holder’s election that this Lease be prior and senior to the Encumbrance. Notwithstanding anything to the contrary set forth in this Paragraph, Tenant hereby attorns and agrees to attorn to the Holder and any person purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance, which obligation to attorn shall survive any foreclosure of any Encumbrance; and Tenant agrees within ten (10) days after request of Holder or any such other person to execute an attornment agreement recognizing Holder or such other person as Landlord under this Lease and acknowledging that this Lease is and shall remain in full force and effect and binding upon Tenant notwithstanding any foreclosure of such Encumbrance.
31.    Notices. Every notice to be given by any party to any other party with respect hereto, shall be in writing and shall not be effective for any purpose unless the same shall be delivered to the addressee personally, by a reputable express delivery service, a recognized overnight air courier service, or United States certified mail, return receipt requested, addressed to the respective parties at the addresses set forth in section C.11. of the Information Sheet, or to such other address as either party may from time to time designate by notice to the other given in accordance with this Paragraph. All notices shall be effective (i) when delivered locally by hand or by a reputable express delivery service (ii) one (1) business day after deposit with a recognized overnight air courier service or (iii) five (5) business days after having been sent by certified mail, return receipt requested.
32.    Attorneys’ Fees. In the event either Landlord or Tenant engages an attorney to enforce or interpret the provisions of this Lease (whether or not any action or legal proceeding is ultimately filed), the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys’ fees and costs, court costs and fees and costs of experts, including expert witness fees (and without regard to whether or not such action or proceedings are pursued to judgment).
33.    Estoppel Certificates. Tenant shall within ten (10) business days following written request by Landlord:
(i)    Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying the date of commencement of this Lease, (b) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (c) stating the dates to which Rent and any other amounts payable hereunder have been paid and the amount of any unforfeited security deposit then held by Landlord, (d) certifying that no Defaults exist as of such date, or, if there are any Defaults, stating the nature of such Defaults, (e) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, (f) acknowledging that Tenant does not have any claim or right of offset against Landlord (or if Tenant does have any such claim or right of offset, the nature of such claim or right of offset), and (g) setting forth such other matters as may reasonably be requested by Landlord. Tenant’s failure to deliver an estoppel certificate within ten (10) business days after delivery of Landlord’s written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord’s performance, (c) that no Rent has been paid in advance and no security deposit is held by Landlord, (d) that Tenant has no claims or rights of offset against Landlord, (e) that no Defaults then exist, and (f) that such other matters as were set forth in such estoppel certificate as prepared by Landlord are true and correct; provided further, that such failure shall constitute a breach of this Lease and Landlord’s remedies shall be as specified in Section 29.
(ii)    Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Landlord agrees to maintain any such statements in confidence other than to disclose them to the applicable lender or potential buyer who has requested them, or as may be required by Applicable Law.
34.    Transfer of the Project by Landlord. In the event of any conveyance of the Project or the Building and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring or accruing after the date of the conveyance and assignment, and Tenant agrees to attorn to such transferee, except in the event of a Sale Lease‑Back Transaction, in which event this Lease will remain in full force and effect as a sublease between Landlord and Tenant as contemplated in Paragraph 28.
35.    Landlord’s Right to Perform Tenant’s Covenants. If Tenant fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord after fifteen (15) days’ written notice may, but shall not be obligated to, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All amounts so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next business day after Landlord’s delivery to Tenant of written notice of any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and reasonable attorneys’ fees and costs, court costs and fees and costs of experts. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of Default in the payment of Rent.
36.    Tenant’s Remedy. The obligations of Landlord under this Lease do not and shall not constitute personal obligations of Landlord or any of Landlord’s Agents, and Tenant agrees that it shall look solely to the real estate that is the subject of this Lease and to no other assets of Landlord or Landlord’s Agents for satisfaction of any liability that may now or hereafter arise in respect of this Lease and will not seek recourse against Landlord or Landlord’s Agents or any of their personal assets for such satisfaction.
37.    Mortgagee Protection. If Landlord defaults under this Lease, Tenant shall, if earlier requested by Landlord or any lender with respect to the Project, notify by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.
38.    Brokers. Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the broker(s) specified in section C.10. of the Information Sheet, and that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord shall pay any commission or other compensation owing to such specified broker(s) in section C.10. pursuant to their separate written agreement. Tenant agrees to defend, indemnify and hold Landlord and its Agents free and harmless from and against any and all liabilities or expenses, including reasonable attorneys’ fees and costs, court costs and fees and costs of experts, arising out of or in connection with claims made by any broker or individual not specified in section C.10. of the Information Sheet for commissions or fees resulting from Tenant’s dealings with such other broker or individual.
39.    Acceptance. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.
40.    Recording. Neither party shall record this Lease nor a short form memorandum thereof.
41.    Modifications for Lender. If, in connection with obtaining financing for the Project, or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant’s rights hereunder.
42.    Parking. Tenant shall have the right to park in the Project’s parking facilities in common with Landlord’s employees and the other tenants of the Building (except for those parking spaces that have been reserved for Landlord, other tenants of the Project, disabled parking and certain parking spaces designated for Landlord’s company vehicles and contractor vehicles) upon terms and conditions, as may from time to time be reasonably established by Landlord and in accordance with any parking control or monitoring devices from time to time installed or implemented by Landlord. Tenant shall not overburden the parking facilities and shall not use more than three (3) non‑reserved, non‑designated parking spaces per one thousand (1,000) rentable square feet of the Premises. Tenant also agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its discretion, to allocate and assign parking spaces among Tenant and the other tenants or to restrict the use of certain parking spaces for certain tenants and to install or otherwise implement parking control or monitoring devices for the parking facilities. Tenant shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Premises, including the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Building, staggering working hours of employees, and encouraging use of such facilities, all at Tenant’s sole reasonable cost and expense. Tenant agrees to comply with any lawful regulation or ordinance of the City of Menlo Park or the County of San Mateo respecting transportation management in those jurisdictions, related to the conduct of Tenant’s business within the Premises.
43.    Use of Property Name Prohibited. Tenant shall not employ the term “149 Commonwealth Drive” in the name or title of its business or occupation without Landlord’s prior written consent.
44.    Interest. Any Rent or other amount not paid by Tenant to Landlord when due hereunder shall bear interest at the lesser of (i) the rate of eight percent (8%) per annum or (ii) the maximum rate permitted by Applicable Law (with such rate of interest sometimes referred to herein as the “Interest Rate”) from the date due until paid.
45.    Quitclaim. Upon any termination of this Lease, Tenant, at Landlord’s request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed for all Tenant’s interest in the Project.
46.    Access Control.
A.    Access Control Badges. One active badge, and only one, will be issued to each employee, agent, consultant, contractor, or vendor, over the age of sixteen (16), of Tenant at any given time. All lost or stolen badges must be reported immediately (and, in any event, prior to 5:00 p.m., Pacific Time, on the day lost or stolen) to Landlord to be canceled by Landlord. Tenant shall inform Landlord immediately (and, in any event, prior to 5:00 p.m., Pacific Time, on the day of such termination) upon Tenant’s termination of any employee of Tenant, so that Landlord may cause such employee’s badge to be canceled.
B.    Access Control Guard Tours. Landlord shall cause periodic, routine tours of the space occupied by Tenant to be conducted from 4:30 p.m. to 8:30 a.m. during normal work days and 24 hours a day on Saturdays, Sundays and holidays observed by Landlord. The purpose of these tours will be to observe and address the following abnormal conditions: (a)

unlocked exterior and interior doors, (b) extreme temperature conditions, (c) unattended coffee pots and appliances in the ‘on’ position, and (d) unbadged persons on the Premises.
C.    Emergency Contact List. Tenant agrees, from time to time, to provide a current “emergency contact list” to Landlord for Landlord’s use in the event of an emergency in the space occupied by Tenant.
D.    Miscellaneous Access Control. Tenant agrees to assist Landlord in maintaining Access Control for the entire Project. This includes but is not limited to: (a) ensuring that all employees, consultants, contractors, vendors, and agents are appropriately badged and/or escorted, (b) returning badges of terminated employees to Landlord to be deleted from the access control badge system, (c) notifying Landlord immediately of lost or missing badges, (d) ensuring that access control badges are only used by those authorized persons to whom they are issued and that badges are not loaned to anyone under any circumstances, and (e) instructing all Tenant’s Agents to maintain in confidence any sensitive information overheard from any employees or representatives of Landlord or any other tenant in the Building while in the Outside Area. Tenant acknowledges and agrees that the Access Control services provided herein are not a guaranty against criminal activity and that Landlord assumes no liability in the event of any breach of such Access Control measures.
E.    Costs of Services. All costs of services provided by Landlord under this Paragraph 46 shall be included in Operating Expenses under Paragraph 15.B.
47.    Intentionally Omitted.
48.    Reservations and Prohibitions.
A.    Landlord Reservations. Landlord shall have the following rights:
(i)    To change the name, address or title of the Project or Building upon not less than ninety (90) days’ prior written notice;
(ii)    To, at Tenant’s expense, provide and install Building standard graphics on the door of the Premises and such portions of the Outside Area as Landlord shall reasonably deem appropriate;
(iii)    To permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given to Tenant herein; and
(iv)    To place such signs, notices or displays as Landlord reasonably deems necessary or advisable upon the roof, exterior of the Building or the Project or on pole signs in the Outside Area.

B.    Tenant Prohibitions. Tenant shall not:
(i)    Use a representation (photographic or otherwise) of the Building or the Project or their name(s) in connection with Tenant’s business; or
(ii)    suffer or permit anyone to go upon the roof of the Building.
49.    General.
A.    Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.
B.    Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.
C.    Time. Time is of the essence for the performance and observance of each term, covenant and condition of this Lease.
D.    Severability. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.
E.    Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California, without regard to conflict of laws principles. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
F.    Interpretation. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, limited liability company, corporation or joint venture, and the singular includes the plural. The term “including” shall be deemed to mean “including, but not by way of limitation” and the term “or” has the inclusive meaning represented by the term “and/or.”
G.    No Effect of Remeasurement. The statements of rentable square footage set forth in this Lease are for the convenience of the parties, and no adjustment shall be made to rental amounts, load factors or Tenant’s Building Percentage if such square footage is later shown to be inaccurate.
H.    Binding Effect. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

I.    Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, covenant or condition of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless the waiver is in writing signed by Landlord or Tenant, as applicable.
J.    Entire Agreement. This Lease, including the Information Sheet and all exhibits to this Lease, is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.
K.    Authority. If Tenant is an entity, each individual executing this Lease on behalf of such entity, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the entity in accordance with its governing documents, and that this Lease is binding upon the entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter this Lease. The failure of Tenant to deliver the same to Landlord within fifteen (15) days of Landlord’s request therefor shall be deemed a Default under this Lease.
L.    Exhibits. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.
M.    Receptionist. During the Term, Landlord shall provide receptionist services for the express purposes of greeting, signing, and announcing visitors only in the lobby of the Building during normal business hours.
N.    Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one (1) instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THIS LEASE, executed as of the date(s) set forth below, is effective as of the Effective Date set forth in section B of the Information Sheet.
TENANT:
Corcept Therapeutics, a Delaware corporation

Date:	March 9, 2016 By: /s/ CHARLES ROBB
Its:    Chief Financial Officer

LANDLORD:
EXPONENT REALTY, L.L.C.,
a Delaware limited liability company
By:    Exponent, Inc., a Delaware corporation, sole     member and manager

Date:	March 10, 2016 By: /s/ RICHARD L. SCHLENKER
Richard L. Schlenker
Chief Financial Officer

EXHIBIT A
PREMISES

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EXHIBIT B
PROPERTY
That certain land, together with all improvements thereon and all appurtenances thereto, located in the City of Menlo Park, County of San Mateo, State of California, described as follows:
PARCEL ONE:
PARCEL “A”, AS DESIGNATED ON THAT CERTAIN MAP ENTITLED, “PARCEL MAP, RESUBDIVISION OF PARCEL 1 (VOL. 27 P.M., PG. 39) AND PARCEL ONE (VOL. 33 P.M., PGS. 45 & 46) BOHANNON INDUSTRIAL PARK, MENLO PARK, SAN MATEO COUNTY, CALIFORNIA”, WHICH MAP WAS FILED FEBRUARY 28, 1986, IN VOLUME 57 OF PARCEL MAPS, AT PAGES 13 AND 14 IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO.
PARCEL TWO:
AN EASEMENT FOR THE CONSTRUCTION, MAINTENANCE AND REPAIR OF A STORM SEWER OVER A 10‑FOOT WIDE STRIP LYING EQUALLY ON BOTH SIDES OF THE FOLLOWING DESCRIBED CENTERLINE:
BEGINNING AT A POINT ON THE NORTHWESTERLY LINE OF PARCEL “B”, AS SAID PARCEL IS DESIGNATED ON THAT CERTAIN MAP ENTITLED, “PARCEL MAP, RESUBDIVISION OF PARCEL 1 (VOL. 27 P.M., PG. 39) AND PARCEL ONE (VOL. 33 P.M., PGS. 45 & 46) BOHANNON INDUSTRIAL PARK, MENLO PARK, SAN MATEO COUNTY, CALIFORNIA” WHICH MAP WAS FILED FEBRUARY 28, 1986, IN VOLUME 57 OF PARCEL MAPS, AT PAGES 13 AND 14, IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, SAID POINT OF BEGINNING BEARING SOUTH 36° 17, 50” WEST 46.00 FEET FROM THE NORTHERLY CORNER OF SAID PARCEL “B”༛ THENCE FROM SAID POINT OF BEGINNING SOUTH 78° 45, EAST 89.00 FEET; THENCE NORTH lo 48’ 12” WEST 25.27 FEET TO A POINT ON THE NORTHEASTERLY LINE OF SAID PARCEL “B” AND THE TERMINUS OF SAID EASEMENT, SAID POINT BEARING SOUTH 63° 47’ EAST 66.06 FEET FROM THE NORTHERLY CORNER OF SAID PARCEL “B”.
SAID EASEMENT SO GRANTED IS TO BE APPURTENANT TO AND FOR THE BENEFIT AND USE OF THE LANDS OF THE GRANTEE AND ANY SUBSEQUENT SUBDIVISIONS THEREOF.
ASSESSOR’S PARCEL NO. 055‑243‑230 JOINT PLANT NO. 055‑024‑000‑73A

EXHIBIT C
TENANT IMPROVEMENTS
WORK LETTER
Landlord and Tenant agree as follows:
1.    Landlord shall construct the Tenant Improvements within the Premises substantially in accordance with the plans and specifications approved by the Tenant (the “Plans”), which are attached hereto as EXHIBIT C‑l. It is agreed that construction of the Tenant Improvements will be completed at Landlord’s sole cost and expense (in no event to exceed the Maximum Amount, and subject to the provisions of Section 4 below) using Landlord’s Building standard methods, materials and finishes. Landlord and Tenant agree that Landlord’s obligation to pay for the cost of the Tenant Improvements (inclusive of the cost of preparing Plans, obtaining permits, a construction management fee equal to three percent (3%) of the total construction costs, and other related costs) shall be limited to one hundred ten thousand dollars ($110,000.00) (the “Maximum Amount”) and that Tenant shall be responsible for the cost of the Tenant Improvements, plus any applicable state sales or use tax, if any, to the extent that it exceeds the Maximum Amount due only to a change order requested and approved by the Tenant. In no event shall the allowance be used for the purchase of equipment, furniture, data cabling and systems or other items of personal property of Tenant. Landlord shall enter into a direct contract for the Tenant Improvements with the general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve any subcontractors used in connection with the Tenant Improvements. Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation or warranty by Landlord that such Plans, or the revisions thereto, comply with applicable insurance requirements or Applicable Law, or that the improvements constructed in accordance with the Plans or any revisions thereto will be adequate for Tenant’s use, it being agreed that Tenant shall be responsible for all elements of the design of the Plans (including compliance with Applicable Law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment).
2.    Following completion of the Tenant Improvements, upon written notice from Tenant to Landlord (the “Election Notice”) delivered on or before April 1, 2016 (the “Outside Date”), Tenant shall be entitled to utilize any unused portion of the Tenant Improvement Allowance (the “Available Unused Allowance”) as a credit against the Base Rent for the premises. In no event shall the aggregate of any reimbursement hereunder and any Base Rent reimbursement exceed the Available Unused Allowance. Any portion of the Tenant Improvement Allowance utilized by Tenant as a Base Rent credit shall not exceed a sum greater than fifty percent (50%) of the Base Rent in any given month and shall be applied to the next Base Rent due under the Lease. If Tenant fails to deliver an Election Notice with respect to any Available Unused Allowance or if Tenant otherwise fails to utilize any portion of the Tenant Improvement

Allowance under this Section 2 (with any Base Rent credit hereunder having been fully applied), in all events prior to the Outside Date, any such unused portions of the Tenant Improvement Allowance shall revert to become the sole property of Landlord, and Tenant shall have no further rights there.
2.    If Tenant shall request any revisions to the Plans that are not substantially in accordance with the Plans, Landlord shall have such revisions prepared at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Plans borne by Landlord, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Tenant Improvements, if any, resulting from such revisions to the Plans. Tenant, within three (3) business days after such notification from Landlord, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such timely written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision. Tenant shall be responsible for any actual delay in completion of the Premises resulting from any Tenant Delays (as defined below). If such revisions result in an increase in the cost of the Tenant Improvements, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant upon demand. Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the approval of Landlord, but Tenant acknowledges that Landlord’s review of the Plans and any revisions thereto is solely for Landlord’s internal purposes and shall not be or be understood to be a representation or warranty that such Plans or the revisions thereto comply with applicable insurance requirements or Applicable Law, or that the improvements constructed in accordance with the Plans or any revisions thereto will be adequate for Tenant’s use, it being agreed that Tenant shall be responsible for all elements of the design of the Plans (including compliance with Applicable Law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment).
3.    All necessary construction shall be commenced promptly and shall be substantially completed in accordance with the Plans; provided, however, that the time for substantial completion shall be extended for additional periods of time equal to the time lost by Landlord or Landlord’s contractors, subcontractors or suppliers due to strikes or other labor troubles, governmental restrictions and limitations, acts of terrorism, riots, scarcity, unavailability or delays in obtaining government approvals or permits, fuel, labor or material, war or other national emergency, accidents, floods or defective materials, fire damage or other casualties, weather conditions or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord or Landlord’s contractors, subcontractors, or suppliers or Tenant Delays (collectively, “Unavoidable Delays”).
4.    Each of the following shall constitute a “Tenant Delay” (collectively, “Tenant Delays”)༚

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(a)    Delays caused by any delay in Tenant’s delivering the Plans to Landlord, Tenant’s revisions to the Plans.
(b)    Tenant’s failure to furnish approvals or requests for modification within three (3) business days after receipt from Landlord.
(c)    Delays in furnishing materials, services, supplies, labor or components caused by the Tenant or Tenant’s preferred vendor.
(d)    Delays caused by the performance of any work or activity in the Premises by Tenant or any of its employees, agents, or contractors.
5.    In constructing the Tenant Improvements, Landlord may (a) make substitutions of material or components of equivalent grade and quality when and if any specified material or component shall not be readily or reasonably available, and (b) make changes to the work necessitated by conditions met in the course of construction, provided that if any change noted in (a) or (b) above is material and substantial in nature, then Tenant’s approval of such change shall first be obtained (which approval shall not be unreasonably withheld or delayed).
6.    Landlord’s Contractor.
(a)    Landlord’s construction of the Tenant Improvement shall be performed by a licensed contractor selected by Landlord.
(b)    With respect to the Tenant Improvements, the term “substantial completion” or “substantially complete”, shall mean the date when the following has occurred: the Tenant Improvements have been completed to the state that will allow Tenant to use the Premises for its intended purposes in compliance with Applicable Law, without material interference to or impairment of Tenant’s business activities by reason of any item of work remaining to be done to effect full completion of the Tenant Improvements.
7.    Landlord shall make commercially reasonable efforts to cause the Substantial Completion of the Tenant Improvements by March 31, 2016.
8.    Tenant, at Tenant’s sole cost and expense, shall be allowed to install, PRIOR TO THE DATE OF SUBSTANTIAL COMPLETION, any and all data, telecommunications, and Access Control systems, including all wiring, so long as the installation does not delay or unreasonably interfere with Landlord’s contractors. All work done by Tenant shall be performed by Landlord’s contractor or contractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant may install Tenant’s furniture and fixtures prior to the Commencement Date so long as Tenant does not unreasonably interfere with Landlord’s contractors. Tenant and Tenant’s contractors shall provide certificates of insurance that are reasonably acceptable to Landlord prior to first entry to Premises.

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9.    The Tenant Improvements shall be constructed in accordance with the Plans attached hereto as Exhibit C-l, subject to any changes as may be agreed to by Landlord and Tenant, and in compliance with Applicable Law, in a good and workmanlike manner, free of defects and using materials and equipment of good quality. Tenant shall have the right to enter the Premises and inspect the construction of the Tenant Improvements. Notwithstanding anything to the contrary contained herein or in the Lease, within thirty (30) days, if at all, following the date of Tenant’s acceptance of the Premises, Tenant shall deliver a written “punch list” with respect to the Tenant Improvements to Landlord setting forth any and all deviations from the Plans in the Tenant Improvements, and Landlord shall repair any deviations set forth in such “punch list” as soon as practicable thereafter.

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EXHIBIT D
COMMENCEMENT DATE MEMORANDUM
LANDLORD:    EXPONENT REALTY, LLC, a Delaware limited liability company
TENANT:    Corcept Therapeutics, a Delaware corporation
COMMENCEMENT
DATE:    April 1, 2016
EXPIRATION DATE:     March 31, 2019

PREMISES:	149 Commonwealth Drive, Suites 1170, 2020, 2044, 2055, 2069 and rooms 1186 and 1188, Menlo Park, California 94025

20,831 RENTABLE SQUARE FEET
Period	Base Rent per RSF per year	Monthly Amount	Periodic Amount
04/01/2016 to 12/31/2016	$38.40	$66,659.20	$599,932.80
01/01/2017 to 12/31/2017	$45.00	$78,116.25	$937,395.00
01/01/2018 to 03/31/2019	$53.52	$92,906.26	$1,393,593.90
Pursuant to Paragraph 4.C. of the above‑referenced Lease, the Commencement Date and Expiration Date are hereby established as set forth above

TENANT:	LANDLORD:
Corcept Therapeutics, Incorporated A Delaware corporation	EXPONENT REALITY, LLC A Delaware limited liability company By: Exponent, Inc. a Delaware corporation sole member and manager
By: /s/ CHARLES ROBB Charles Robb	By: /s/ RICHARD L. SCHLENKER Richard L. Schlenker
Its: Chief Financial Officer	Chief Financial Officer & Executive Vice President

EXHIBIT E
RULES AND REGULATIONS
149 COMMONWEALTH DRIVE
RULES AND REGULATIONS

1.
No sign, placard, advertisement, name or notice shall be installed or displayed on any part of the outside or the inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or company approved by Landlord.

2.
Except as consented to in writing by Landlord or in accordance with Building standards, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions, doors or windows, which may appear unsightly from outside the Premises.

3.
Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No employee or invitee of Tenant shall go up on the roof of the Building or make any roof or terrace penetrations without the prior written consent of Landlord. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

4.
All cleaning and janitorial services for the Building shall be provided exclusively through Landlord, and, except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or person.

5.
Landlord will furnish Tenant, free of charge, with one (1) key to all existing locks on interior doors in the Premises. Landlord will impose a reasonable charge per Landlord’s published price list for all additional keys, new locksets, and all other locksmithing services. Tenant shall not make or have made additional keys, other than those made by landlord’s Locksmith, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord’s prior written consent. Tenant shall deliver to Landlord, upon the termination of its tenancy, the keys to all locks for doors on the Premises, and in the event of loss of any keys furnished at no charge by Landlord, shall pay Landlord therefor.

6.
If Tenant requires telegraphic, telephonic, internet, burglar alarm or similar services, it shall first obtain Landlord’s prior written approval, and comply with, Landlord’s instructions for their installation.

7.
The elevators shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between the hours, and in the manner and in the elevators as may be designated by Landlord.

8.
Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by Applicable Law. Tenant’s business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

9.
Tenant shall not use or keep on the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations.

10.
Smoking is prohibited on the Property at all times with the exception of any Landlord designated smoking areas. Smoking is prohibited along any path way or walk way leading to or from the designated smoking areas, in the courtyard area, on the patios, near all building entrances or exits, perimeter of the buildings and surrounding parking lots. Extinguishing or disposing of tobacco materials in places other than designated areas is strictly prohibited. Tenant employees, visitors, contractors, and invitees may smoke in their personal vehicles on property, but tobacco products must be contained within the vehicle or discarded in appropriate ash receptacles in Landlord designated smoking areas. Landlord reserves the right to change, relocate, or eliminate designated smoking areas at any time.

11.	No animal, except service and assistance dogs when in the company of their master, may be brought into or kept in the Building.

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12.	Bicycles are not permitted inside the building. Bicycle racks are provided on north and south side employee entrances.

13.	Tenant shall not use any method of heating or air‑conditioning other than that supplied by Landlord, unless Tenant receives the prior written consent of Landlord.

14.
Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air‑conditioning and to comply with any governmental energy‑saving Applicable Law of which Tenant has actual notice.

15.	Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

16.
Landlord reserves the right to exclude any person from the Building between the hours of 6:00 p.m. and 7:00 a.m. the following day, or any other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of those persons. Access control badges will not be issued to persons under the age of sixteen (16) years of age. All persons under the age of sixteen (16) must be escorted by a person with an authorized access control badge at all times. Landlord shall not be liable for damages for any error in admitting or excluding any person from the Building. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement, union strikes, picketing, or other commotion.

17.
Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment, which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

18.
The toilet rooms, toilets, urinals, showers, wash bowls, water fountains and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

19.
Tenant shall not install any radio or television antenna, loudspeaker, ceiling paging speakers, or other device on the roof, ceiling, or interior/exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

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20.	Tenant shall not install any wireless telephone or network equipment that shall interfere with Building systems or Landlord and other Tenant equipment systems.

21.
Tenant shall not cut or bore holes for wires in the partitions, woodwork, ceiling, or gypsum wall of the Premises without prior consent of Landlord. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from noncompliance with this Rule.

22.	Tenant shall not install, maintain or operate upon the Premises any vending machine without the prior written consent of Landlord.

23.	Canvassing, soliciting and distributing handbills or any other written material and or peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

24.
Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building,

25.
Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal within the Building. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

26.
Use by Tenant for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment is approved by Underwriter’s Laboratory for commercial use and is in accordance with Applicable Law.

27.	Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address, without the prior written consent of Landlord.

28.
Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for reimbursement to Landlord, any increased insurance premiums attributable to Tenant’s use of the Premises, Building or Property.

29.	Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

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30.
Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Project.

31.
Tenant’s requests for assistance will be attended to only upon appropriate application to Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions or approval from Landlord.

32.
Tenant shall comply with all parking monitoring controls or devices from time to time installed or otherwise implemented by Landlord. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas overnight without the prior written consent of Landlord’s manager for the Property, nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non‑motor driven bicycles or four‑wheeled trucks. Tenant, its agents, employees and invitees shall not park more than one (1) vehicle in more than one (1) parking space.

33.
The scheduling and manner of all Tenant move‑ins and move‑outs shall be subject to the discretion and approval of Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the entry doors and elevators designated by Landlord. Tenant’s movers MUST utilize appropriate corner protectors, elevator pads, elevator corner guards, and floor protection such as masonite for ALL floors in the path of move. If Tenant’s movers damage the elevator or any other part of the Property, Tenant shall pay to Landlord the amounts required to repair the damage. Tenant shall maintain effective Access Control at all access points to and from the Building to ensure that moving personnel or other non‑invitees entering and leaving the Building do not commit theft.

34.
Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

35.
These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

36.	Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and Access Control, for care and

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cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

37.	Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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EXHIBIT F
BUILDING SERVICES
ADDITIONAL SERVICES:
At the request of Tenant, Landlord may provide additional services such as, but not limited to, shipping/receiving, mail, moving and miscellaneous facilities services.
These services will be provided at a mutually agreed upon price and may be canceled by either party with thirty (30) days’ written notice.
CAFETERIA:
Tenant may use Landlord’s cafeteria with the following understandings:
Tenant employees will use a predetermined route to access the Landlord’s cafeteria. This route will be agreed upon mutually by Tenant and Landlord.
Catering is available through Landlord’s cafeteria at the published prices at the time of service.
In the event Tenant requires additional services and/or different methods of billing, it will be reviewed and mutually agreed upon by Tenant and Landlord prior to implementation.
KITCHENS/COFFEE STATIONS:
Tenant will be charged $10.00 per employee, consultant, or contractor per month for use of kitchenettes, coffee and first aid stations located adjacent to their space.
CONFERENCE ROOMS:
Tenant will have the option to use Landlord’s Silicon Valley (#1146), conference room. Usage is based upon a first come first serve basis at no additional charge to Tenant. Reservations will not be accepted more than seven (7) days in advance of the date requested and will not be accepted for periods of more than eight (8) consecutive hours without prior approval of Landlord.
COPY CENTER:
Tenant will have the option to use the Landlord Copy Center and withdraw supplies at Landlord’s published prices at the time of service.
ELECTRIC VEHICLE CHARGING STATION:

An on‑site EV charging station is available for Tenant employees’ use once (i) the Landlord’s “Use of Electrical Vehicle Charging Stations on Company Property” Waiver form has been signed and (ii) the Tenant employee establishes a ChargePoint account with Landlord’s connection code information. Charges are based on kWh used and billed directly to Tenant employee through their ChargePoint account, Tenant is responsible for all such charges if not timely paid by any such Tenant employee.
OFFICE NAME TAGS:
Office nametags, if required, will be the responsibility and at the expense of Tenant.
ACCESS CONTROL:
Access Control Badges: Landlord will issue one (1) access control badge to each employee. If any badges issued to Tenant are not returned, Tenant will be charged $20.00 per badge for each badge that is not returned.
Locks: The locks on corridor doors in the leased space occupied by Tenant will be re‑keyed initially by Landlord at no charge. One key for each door will be provided to Tenant at no charge. Thereafter, all re‑keying of locks, making of keys, and any additional locksets required and not already in existence will be invoiced monthly to Tenant at Landlord’s published price in effect at the time of service. All locksets must be keyed to Landlord master key system and Tenant shall not change, alter, or modify any key or locksets at any time without Landlord’s prior approval.
ANNUAL REVIEW OF PRICING:
The pricing, charges and/or mark‑up applied to services provided to Tenant by Landlord will be reviewed annually to determine if Landlord’s costs of providing the aforementioned services have increased. In the event said costs have increased, the percent of increase will be passed along to Tenant.

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